AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of November 29, 1999, among ATMI, Inc. ("Parent"), a Delaware corporation and a party to this Agreement but not a constituent corporation in the Merger (as hereinafter defined), Fog Acquisition Corporation ("Merger Sub"), a Delaware corporation all of whose capital stock is owned directly by Parent, MST Analytics, Inc. (the "Company"), a Delaware corporation, and Byron A. Denenberg and KB Partners, L.L.C., a Delaware limited liability company (together, the "Controlling Stockholders"), who together own of record and beneficially 55.73% of the Company Capital Stock (as hereinafter defined).

                                    RECITALS:

                  WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company, deeming it advisable and for the respective benefit of Parent, Merger Sub and the Company, and their stockholders, have approved the Merger of Merger Sub with and into the Company upon the terms hereinafter set forth, and have approved this Agreement and authorized the transactions contemplated hereby; and

                  WHEREAS, the Company's stockholders have approved the Merger and this Agreement; and

                  WHEREAS, Parent, Merger Sub, the Company and the Controlling Stockholders adopt this Agreement as a plan of reorganization within the meaning of Section 368 of the Code (as hereinafter defined) and the Treasury Regulations (as hereinafter defined) promulgated thereunder; and

                  WHEREAS, Parent, Merger Sub, the Company and the Controlling Stockholders desire that the Merger be accounted for as a pooling-of-interests for accounting purposes; and

                  WHEREAS, pursuant to the Merger, each outstanding share of the Company's Voting Common Stock, par value $0.01 per share, Nonvoting Common Stock, par value $0.01 per share, Series A Convertible Preferred Stock, par value $0.01 per share and Preferred Stock, par value $0.01 per share (together, the "Company Capital Stock"), shall be automatically converted into the right to receive the consideration specified in Section 2.7 upon the terms hereinafter set forth; and

                  WHEREAS, upon consummation of the Merger, the Company will be a wholly-owned subsidiary of Parent; and

                  WHEREAS, Parent, Merger Sub, the Company and the Controlling Stockholders desire to make certain representations, warranties and agreements in connection with the Merger.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

         "Accounts Receivable"--as defined in Section 4.9.

         "Affiliate Agreement"--as defined in Article 8.

         "Affiliate Letters"--as defined in Article 8.

         "Agreement"--as defined in the first paragraph of this Agreement.

         "Agreement of Merger"--as defined in Section 2.2.

         "CERCLA" --the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et. seq., as amended.

         "Certificates"--as defined in Section 2.8(c).

         "Claim"--as defined in Section 10.6(a).

         "Closing"--as defined in Section 2.1(b).

         "Closing Date"--November 29, 1999, which is the date as of which the Closing actually takes place.

         "Closing Exchange Price"--the average closing sales price of a share of Parent Common Stock for the twenty (20) consecutive Trading Days ending on the Trading Day that is three (3) Trading Days immediately prior to the Closing Date, as reported on the Nasdaq National Market.

         "Code"--the Internal Revenue Code of 1986, as amended, or any successor law.

         "Commission"--the United States Securities and Exchange Commission.

         "Company"--as defined in the first paragraph of this Agreement.

         "Company Capital Stock"--as defined in the recitals to this Agreement.

         "Company Indemnitee"--as defined in Section 10.3.

         "Company Stockholders"--the holders of the Company Capital Stock, including but not limited to the Controlling Stockholders.

         "Company Subsidiaries"--each of FPM Analytics, Inc., MST
Micro-Sensor-Technologie GmbH Entwicklung, Produktion Vertrieb ("MST GmbH"), Sensoric Gesellschaft fuer angewandte Elektrochemie mbH & Co. KG, EMT Environmental Monitoring Technology Ltd., MST Measurement Systems, Inc. and MST Micro-Sensor-Technology PTE Ltd.

         "Contract"--any agreement, contract, obligation, promise, commitment or undertaking (whether written or oral and whether express or implied).

         "Controlling Stockholders"--as defined in the first paragraph of this Agreement.

         "Copyrights"--as defined in Section 4.21(a).

         "Customers"--as defined in Section 4.32.

         "DGCL"--as defined in Section 2.1(a).

         "Disclosure Materials"--as defined in Section 4.37.

         "Disclosure Schedule"--the disclosure schedule delivered by the Company and the Controlling Stockholders to Parent and Merger Sub concurrently with the execution and delivery of this Agreement, which disclosure schedule sets forth, among other things, exceptions to the representations and warranties of the parties as indicated in each such representation and warranty and, for purposes of this Agreement, shall be deemed a part of each such representation and warranty (where so indicated).

         "Dissenting Stockholders"--as defined in Section 2.7(b).

         "Effective Time"--as defined in Section 2.2.

         "Employee Benefit Plan"--as defined in Section 4.19(a).

         "Employment Agreements"--as defined in Article 8.

         "Encumbrance"--any mortgage, charge, claim, community property interest, condition, equitable interest, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership; and the verb "Encumber" shall be construed accordingly.

         "Environmental Claim"--any written accusation, allegation, notice of violation, action, claim, Encumbrance, Lien, demand, abatement or other Order or direction (conditional or otherwise) by any Governmental Authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Releases) of, or exposure to, any Hazardous Material or other Release in, into or onto the environment (including, without limitation, the air, soil, surface water or groundwater) at, in, by, from or related to the Facilities or any activities conducted thereon;
(ii) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of the Facilities; or (iii) the violation, or alleged violation, of any Environmental Laws, Orders or Governmental Permits of or from any Governmental Authority relating to environmental matters connected with the Facilities.

         "Environmental Law"--any Law (effective at the time of Closing) concerning the environment, or activities that might threaten or result in damage to the environment or human health, or any Law that is concerned in whole or in part with the environment and with protecting or improving the quality of the environment and human and employee health and safety and includes, but is not limited to, CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (33 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 et seq.) and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.) ("OSHA"), as such laws have been amended or supplemented as of the time of Closing, and the regulations promulgated pursuant thereto, and any and all analogous foreign, state or local statutes, and the regulations promulgated pursuant thereto.

         "ERISA"--the Employee Retirement Income Security Act of 1974, as amended, or any successor law.

         "ERISA Affiliate"--as defined in Section 4.19(a).

         "Escrow Agent"--as defined in Section 2.8(i).

         "Escrow Agreement"--as defined in Section 2.8(i).

         "Escrow Amount"--that number of whole shares of Parent Common Stock issuable pursuant to Section 2.7 upon conversion of all of the shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time multiplied by 0.10.

         "Escrow Fund"--as defined in Section 2.8(i).

         "Exchange Act"--the Securities Exchange Act of 1934, as amended, or any successor law.

         "Exchange Agent"--as defined in Section 2.8(a).

         "Exchange Ratio"--as defined in Section 2.7(a).

         "Facilities"--any real property, leaseholds or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures or equipment (including motor vehicles) currently or formerly owned or operated by the Company.

         "Financial Statements"--as defined in Section 4.5(a).

         "GAAP"--generally accepted United States accounting principles applied on a basis consistent with the basis on which the Financial Statements were prepared.

         "Governmental Authority"--any court, tribunal, authority, agency, commission, bureau, department, official or other instrumentality of the United States, any foreign country or any domestic, foreign, state, local, county, city or other political subdivision.

         "Governmental   Permit"--any  license,   franchise,   permit  or  other
authorization of any Governmental Authority.

         "Hazardous Materials"--any substance, material or waste which is regulated by Environmental Law, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "subject waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, including but not limited to, petroleum products, asbestos and polychlorinated biphenyls.

         "HSR Act"--the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor law.

         "Indemnitee"--as defined in Section 10.6(a).
         "Indemnitor"--as defined in Section 10.6(a).

         "Intellectual Property Assets"--as defined in Section 4.21(a).

         "Interim Financial Statements"--as defined in Section 4.5(a).

         "ISO"--as defined in Section 4.19(j).

         "Key Employees"--as defined in Section 4.15(a)(vii).

         "Law"--any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or guideline.

         "Lien"--any lien, hypothecation, levy, deed of trust, easement or other real estate declaration, covenant, condition, restriction or servitude, transfer restriction under any stockholder or similar agreement, or any other restriction or limitation whatsoever.

         "Losses"--as defined in Section 10.2.

         "Marks"--as defined in Section 4.21(a).

         "Material Adverse Effect"--as defined in Section 4.7.

         "Merger"--as defined in Section 2.1(a).

         "Merger Sub"--as defined in the first paragraph of this Agreement.

         "Occupational Safety and Health Law"--any legal or governmental requirement or obligation relating to safe and healthful working conditions or to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

         "Options"--as defined in Section 2.7(d).

         "Option Plan"--as defined in Section 2.7(d).

         "Order"--any order, consent, consent order, injunction, judgment, decree, consent decree, ruling, writ, assessment or arbitration award.

         "Organizational Documents"--(a) the articles, certificate of incorporation or similar formation document and the by-laws, code of regulations or similar governing document of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any charter, articles of association, trust certificate or document, commercial register extract or excerpt or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (f) any and all amendments to any of the foregoing.

         "Parent"--as defined in the first paragraph of this Agreement.

         "Parent Common Stock"--the Common Stock, $0.01 par value per share, of Parent.

         "Parent Indemnitee"--as defined in Section 10.2.

         "Parent SEC Reports"--as defined in Section 5.4(a).

         "Parent Shares"--the shares of Parent Common Stock to be issued to the Company Stockholders in connection with the Merger.

         "Patents"--as defined in Section 4.21(a).

         "Pension Plan"--as defined in Section 4.19(g).

         "Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental body or Governmental Authority.

         "Pooling Rules"--as defined in Article 8.

         "Proceeding"--as defined in Section 4.13.

         "Qualified Group"--shall have the meaning as set forth in Section 1.368-1(d)(4)(ii) of the Treasury Regulations.

         "Registration Rights Agreement"--as defined in Article 8.

         "Related Person"--as defined in Section 4.23.

         "Release"--any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment of any Hazardous Material through or in the air, soil, surface water or groundwater.

         "Remedial Action"--all actions, including, without limitation, any expenditures, required or voluntarily undertaken to (i) clean up, remove, treat, or in any other way address any Hazardous Material or other substance in the indoor or outdoor environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare of the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) bring any Facility into compliance with all Environmental Laws and Governmental Permits issued pursuant to Environmental Laws.

         "Returns"--as defined in Section 4.8(b).

         "Rule 145"--as defined in Article 8.

         "Securities Act"--the Securities Act of 1933, as amended, or any successor law.

         "Stockholder Representative"--as defined in Section 2.8(i).

         "Subsidiary"--with respect to any Person, any corporation, joint venture, limited liability company, partnership, association or other business entity of which more than 50% of the total voting power of stock or other equity entitled to vote generally in the election of directors or managers or equivalent persons thereof is owned or controlled, directly or indirectly, by such Person.

         "Surviving Corporation"--as defined in Section 2.1(a).

         "Systems"--as defined in Section 4.33(a).

         "Tax Authority"--as defined in Section 4.8(a).

         "Taxes"--as defined in Section 4.8(a).

         "Trade Secrets"--as defined in Section 4.21(a).

         "Trading Day"--means any day on which the Nasdaq National Market is open for business.

         "Transaction Documents"--means the Registration Rights Agreement, the Escrow Agreement and the other agreements, documents or instruments executed and delivered by a party hereto as contemplated under this Agreement.

         "Treasury Regulation"--means the Income Tax Regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "WARN"--as defined in Section 4.18(d).

         "Year 2000"--as defined in Section 4.33(a).

2.       THE MERGER; CLOSING

2.1      THE MERGER

         (a) Upon the terms set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Merger Sub shall be merged with and into the Company at the Effective Time (the "Merger"). Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation") under the name "MST Analytics, Inc.".

         (b) The consummation of the Merger is taking place on the date hereof at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York (the "Closing").

2.2      EFFECTIVE TIME

         Concurrently with the Closing, the parties hereto shall cause the Merger to be consummated by (a) filing an agreement of merger (the "Agreement of Merger") in such form as is required by and executed in accordance with the relevant provisions of the DGCL, and (b) making all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Agreement of Merger is duly filed with the Secretary of State of the State of Delaware or at such subsequent time as the Company, Merger Sub and Parent shall agree and shall be specified in the Agreement of Merger (the date and time the Merger becomes effective being the "Effective Time").

2.3      EFFECTS OF THE MERGER

         At and after the Effective Time, the Merger will have the effects set forth in this Agreement, the Agreement of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the assets, property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

2.4      CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION

         At the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation, unless and until thereafter changed or amended as provided therein or by applicable Law.

2.5      BY-LAWS OF SURVIVING CORPORATION

         At the Effective Time, the by-laws of the Company, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation, unless and until thereafter changed or amended as provided therein or in the certificate of incorporation of the Surviving Corporation or by applicable Law.

2.6      OFFICERS AND DIRECTORS OF SURVIVING CORPORATION

         The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until the earliest of their resignation or removal from office or their otherwise ceasing to be officers or until their respective successors are duly elected and qualified. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and by-laws of the Surviving Corporation.

2.7      CONVERSION OR CANCELLATION OF CAPITAL STOCK OF THE COMPANY

         At the Effective Time, by virtue of the Merger and without any action on the part of any party hereto or any holder thereof:

         (a) Company Capital Stock. Subject to the provisions of Sections 2.7(b) and (f), 2.8 and 2.9, each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished and automatically converted into the right to receive .95280 shares of Parent Common Stock (the "Exchange Ratio"). The aggregate number of shares of Parent Common Stock to be issued to each holder of Company Capital Stock pursuant to this Section 2.7(a) shall be set forth opposite such holder's name in Schedule 2.7(a) of the Disclosure Schedule.

         (b) Dissenters. Shares of Company Capital Stock owned by a holder who
         (i) shall not have voted in favor of the Merger, and (ii) shall have delivered to the Company a written notice of his intent to demand payment for his shares if the Merger is effectuated in the manner provided in Section 262 of the DGCL (collectively, the "Dissenting Stockholders") shall not be cancelled, extinguished and converted as provided in Section 2.7(a) of this Agreement, but the holder of such shares shall be entitled to receive such consideration as shall be provided in Section 262 of the DGCL, except that shares of any Dissenting Stockholder who shall thereafter not perfect such holder's right to appraisal as provided in such section of the DGCL shall thereupon be deemed to have been cancelled, extinguished and converted, as of the Effective Time, into Parent Common Stock, as provided in
         Section 2.7(a) of this Agreement. To the extent the Company or any Controlling Stockholder knows the identity of any Dissenting Stockholder at the Closing, the Company shall notify Parent and Merger Sub in writing of the details of the Dissenting Stockholders and the number of shares of Company Capital Stock that they own. The Company shall not enter into any agreement or settlement with any Dissenting Stockholder without the prior written consent of Parent.

         (c) Unissued Shares. Each authorized but unissued share of Company Capital Stock shall cease to exist without payment of any consideration therefor.

         (d) Stock Options and Warrants. As of the Effective Time, each option, warrant or similar right outstanding at the Effective Time to purchase shares of Company Capital Stock ("Options") under the Company's Incentive Stock Plan (the "Option Plan") or an agreement, instrument or certificate identified in Section 2.7(d) of the Disclosure Schedule, which Options are listed in Section 4.3 of the Disclosure Schedule, shall become fully vested pursuant to the terms of the Option Plan or the respective agreement, instrument or certificate governing such Option if so provided therein and shall constitute an option to purchase, on the same terms and conditions set forth in the Option Plan and/or as provided in the respective agreement, instrument or certificate governing such Option immediately prior to the Effective Time, the number of whole shares of Parent Common Stock which the holder of such Option would have been eligible to receive pursuant to Section 2.7(a), had such Option then been fully vested prior to the Effective Time and such holder exercised such Option in full immediately prior to the Effective Time, rounded down to the nearest whole number of shares of Parent Common Stock, at a price per share equal to the quotient determined by dividing the exercise price per share of Company Capital Stock at which such Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. As soon as practicable following the Effective Time, Parent will cause to be delivered to each holder of an outstanding Option an appropriate notice setting forth such holder's rights pursuant thereto and that such Option shall continue in effect on the same terms and conditions in accordance with this Section 2.7(d).

         (e) Merger Sub's Common Stock. Each share of Merger Sub's Common Stock, $0.01 par value per share, issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished and automatically converted into one (1) validly issued, fully paid and nonassessable share of Voting Common Stock, $0.01 par value per share, of the Surviving Corporation.

         (f) Adjustments to Exchange Ratio Computation. The Exchange Ratio computation pursuant to Sections 2.7(a) and (d) shall be appropriately adjusted for any stock split, reverse stock split, stock dividend, reorganization, recapitalization or other like change with respect to the Parent Common Stock occurring after the date hereof and prior to the Effective Time.

2.8      SURRENDER OF CERTIFICATES, ESCROW, ETC.

         (a) Exchange Agent. The transfer agent for the Parent Common Stock, or a bank or trust company designated by Parent prior to the Effective Time, shall act as exchange agent (the "Exchange Agent") in the Merger.

         (b) Parent to Provide Common Stock and Cash. At the Effective Time, Parent shall make available to the Exchange Agent, for exchange in accordance with this Article 2, the aggregate number of shares of Parent Common Stock issuable pursuant to Section 2.7 in exchange for the issued and outstanding shares of Company Capital Stock and the cash to be paid in lieu of fractional shares pursuant to Section 2.9; provided that, on behalf of the Company Stockholders, Parent shall deposit into the Escrow Fund pursuant to Section 2.8(i) that number of shares of Parent Common Stock equal to the Escrow Amount out of the aggregate number of shares of Parent Common Stock otherwise issuable pursuant to Section 2.7 upon conversion of all of the shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time. The portion of the Escrow Amount contributed on behalf of each holder of Company Capital Stock shall be in proportion to the aggregate number of whole shares of Parent Common Stock which such holder would otherwise be entitled to receive under Section 2.7 by virtue of ownership of issued and outstanding shares of Company Capital Stock as more fully specified in Section 2.8(i).

         (c) Exchange Procedures. At the Effective Time, the Exchange Agent shall cause to be delivered to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of Company Capital Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 2.7 (the "Certificates") and, if applicable, cash in lieu of fractional shares pursuant to Section 2.9 (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other customary provisions as Parent may reasonably specify) and (ii) instructions to effect the surrender of the Certificates in exchange for certificates evidencing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required by such instructions, the holder of such Certificates shall be entitled to receive in exchange therefor a certificate evidencing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Section 2.8(i)) to which such holder is entitled pursuant to Section 2.7, plus cash in lieu of fractional shares in accordance with Section 2.9, and the Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, evidenced shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends or other distributions, to evidence the ownership of the number of whole shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 2.9.

         (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to shares of Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock evidenced thereby until the holder of record of such Certificate shall surrender such Certificate pursuant to Section 2.8(c). Subject to applicable Law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates evidencing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

         (e) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 2.8(e), and that the Person requesting such transfer will have paid to Parent or any agent designated by it any transfer or other Taxes required by reason of the issuance of a certificate for shares of Parent Common

Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such Taxes have been paid or are not payable.

         (f) No Liability. Notwithstanding anything to the contrary in this
Section 2.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any holder of shares of Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

         (g) No Further Ownership Rights in Company Capital Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof in accordance with Section 2.9) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 2.8.

         (h) Lost, Stolen or Destroyed Certificates. In the event any Certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent may require, before issuing certificates in respect of the shares of Parent Common Stock evidenced thereby, such affidavits and indemnities in support thereof, as it may reasonably require with respect to such loss, theft or destruction.

         (i) Escrow. Notwithstanding any provision of this Agreement to the contrary, in lieu of delivering to holders of shares of Company Capital Stock certificates for the full number of shares of Parent Common Stock provided for in Section 2.7, Parent shall deliver or cause to be delivered (A) to each such holder one or more certificates, registered in the name of such holder (subject to Section 2.8(e)), for a number of shares of Parent Common Stock equal to 90% of the aggregate number of shares of Parent Common Stock otherwise issuable to such holder pursuant to Section 2.7; and (B) to State Street Bank and Trust Company as escrow agent (the "Escrow Agent") for deposit into the escrow fund (the "Escrow Fund") provided for in the escrow agreement in the form attached as
Exhibit 2.8 hereto (the "Escrow Agreement"), to secure the indemnity obligations under Section 10.2, one or more certificates, registered in the name of the Escrow Agent, for a number of shares of Parent Common Stock equal to the Escrow Amount out of the aggregate number of shares of Parent Common Stock otherwise issuable pursuant to Section 2.7 upon conversion of all of the shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time, all of which will be held as part of the Escrow Fund and disposed of by the Escrow Agent in accordance with the provisions of the Escrow Agreement. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate the Parent Indemnitees as provided in Article 10. The Escrow Agreement is incorporated herein by reference and shall be considered part of this Agreement. By voting for or failing to dissent from the approval of this Agreement, each Company Stockholder automatically and without any further act or deed irrevocably agrees that:

                           (A) such Company Stockholder accepts and shall be
                  bound by the terms and provisions of the Escrow Agreement; and

                           (B) Byron Denenberg is appointed Stockholder
                  Representative (the "Stockholder Representative") for purposes of the Escrow Agreement with all rights, powers and authority provided for in the Escrow Agreement and that any action taken by the Stockholder Representative pursuant to the Escrow Agreement shall be conclusive, valid, binding and enforceable with respect to each such Company Stockholder.

         (j) Tax Withholding Rights. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Capital Stock or any holder of an Option such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law. To the extent that amounts are so deducted and withheld by Parent or the Exchange Agent, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Capital Stock or the holder of an Option, as applicable, in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

2.9      NO FRACTIONAL SHARES; MULTIPLE CERTIFICATES

         Notwithstanding any provision of this Agreement to the contrary, neither certificates nor scrip for fractional shares of Parent Common Stock shall be issued in connection with the Merger, but in lieu thereof each holder of shares of Company Capital Stock otherwise entitled to a fraction of a share of Parent Common Stock pursuant to the provisions of Section 2.7 shall be paid in cash in accordance with Section 2.8 an amount equal to such fraction multiplied by the Closing Exchange Price. No such holder shall be entitled to dividends or interest on or, except for the cash payment referred to in the preceding sentence, other rights in respect of any such fractional interest. If more than one Certificate shall be surrendered for the account of the same Company Stockholder, the number of whole shares of Parent Common Stock for which such Certificates shall be exchanged pursuant to Section 2.8 shall be computed on the basis of the aggregate number of shares of Company Capital Stock evidenced by such Certificates.

2.10     STOCK TRANSFER BOOKS

         At the close of business on the day prior to the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Capital Stock shall thereafter be made on such stock transfer books.

2.11     TAX AND ACCOUNTING CONSEQUENCES

         It is intended by the parties hereto that the Merger shall (i) constitute a tax-free reorganization within the meaning of Section 368 of the Code, and (ii) subject to applicable accounting standards, qualify for accounting treatment as a pooling-of-interests. The parties hereto agree to report the Merger as a tax-free reorganization within the meaning of Section 368 of the Code on their respective Tax Returns. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations.

         3. REPRESENTATIONS AND WARRANTIES FROM THE RESPECTIVE CONTROLLING STOCKHOLDERS

         Each Controlling Stockholder separately for itself or himself, as applicable, and severally but not jointly, represents and warrants to Parent and Merger Sub as to itself or himself, as applicable, as follows:

         3.1      AUTHORITY; NO CONFLICT

         (a) Such Controlling Stockholder has the right, power, authority and capacity to execute and deliver this Agreement and the other Transaction Documents to which such Controlling Stockholder is a party and to perform his or its obligations hereunder and thereunder; this Agreement has been duly authorized and approved, executed and delivered by such Controlling Stockholder and constitutes a legal, valid, binding and enforceable obligation of such Controlling Stockholder in accordance with its terms, and each of the Transaction Documents to which such Controlling Stockholder is a party has been duly authorized and approved, executed and delivered by such Controlling Stockholder and constitutes a legal, valid, binding and enforceable obligation of such Controlling Stockholder in accordance with its terms.

         (b) Except as set forth in Section 3.1 of the Disclosure Schedule, neither the execution and delivery of this Agreement or any other Transaction Document by such Controlling Stockholder nor the consummation or performance by such Controlling Stockholder of any of the transactions contemplated hereby or thereby, directly or indirectly (with or without notice or lapse of time or both) contravenes, conflicts with, or results in a violation or breach of or a default under (i) any provision of the Organizational Documents of such Controlling Stockholder (if applicable), (ii) any resolution adopted by the board of directors or the stockholders or members or managers of such Controlling Stockholder (if applicable), or (iii) any legal requirement or any Order or any Contract to which such Controlling Stockholder may be subject.

         3.2      OWNERSHIP OF SHARES

         Except as set forth in Section 3.2 of the Disclosure Schedule, such Controlling Stockholder owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer that number of the shares of Company Capital Stock set forth opposite his name in Section 4.3 of the Disclosure Schedule, free and clear of any and all Encumbrances and Liens of any kind or nature whatsoever. Such Controlling Stockholder, together with the other Controlling Stockholders, beneficially own at least 55.73% of the Company Capital Stock. Except as set forth in Section 3.2 of the Disclosure Schedule, there are no voting trusts, stockholder agreements or any other Contracts or understandings to which such Controlling Stockholder is a party with respect to the sale, transfer, voting or registration of the capital stock of the Company.

3.3      LEGAL PROCEEDINGS

         There is no pending Proceeding against such Controlling Stockholder that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated hereby and by the Transaction Documents and, to the knowledge of such Controlling Stockholder, no such Proceeding has been threatened and no event or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

3.4      INVESTMENT REPRESENTATIONS OF CONTROLLING STOCKHOLDERS

         (a) The Parent Shares are being acquired by such Controlling Stockholder for his own account, and not for any other Person, for investment only and with no intention of distributing or reselling (and such Controlling Stockholder will not distribute or resell) such Parent Shares or any part thereof or interest therein in any transaction that would violate the securities Laws of the United States of America, or any state, without prejudice, however, to the rights of such Controlling Stockholder at all times to sell or otherwise dispose of all or any part of the Parent Shares under an effective registration statement or applicable exemption from registration under the Securities Act and any applicable state securities Law, subject to this Agreement and any other Contract to which such Controlling Stockholder is a party. Such Controlling Stockholder has no Contract or arrangement with any Person to sell, transfer or pledge to such Person the Parent Shares, any interest therein, or any part thereof, and such Controlling Stockholder has no present plans to enter into any such Contract or arrangement.

         (b) Such Controlling Stockholder is either (i) an accredited investor as that term is defined in Rule 501 under the Securities Act, or (ii) has, either alone or with his, her or its purchaser representative or representatives (as that term is defined in Rule 501 under the Securities Act), such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Parent Shares. Such Controlling Stockholder is able to bear the risks associated with an investment in the Parent Shares.

         (c) Such Controlling Stockholder has read this Agreement and all other documents provided by Parent in connection herewith, including the Parent SEC Reports, and fully understands the terms under which the Parent Shares are being issued to him pursuant hereto. Parent and Merger Sub have made available to such Controlling Stockholder the opportunity to ask questions of and receive answers from Parent or Merger Sub concerning Parent and the terms and conditions under which Parent Shares will be issued to him and to obtain any additional information which Parent or Merger Sub possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished in connection with this Agreement or in response to any request for information. Such Controlling Stockholder is satisfied with such answers and information.

         (d) Such Controlling Stockholder agrees that, so long as required by Law, certificates evidencing the Parent Shares and any securities issued in exchange for or in respect thereof shall bear a legend to the following effect:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS."

Such Controlling Stockholder further agrees that Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by Company affiliates (or to be deposited in the Escrow Fund on behalf of such Person), and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of the Affiliate Agreements.

4.       REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

         The Company and the Controlling Stockholders hereby, jointly and severally, represent and warrant to Parent and Merger Sub as follows:

4.1      ORGANIZATION AND GOOD STANDING

         (a) Section 4.1 of the Disclosure Schedule contains a complete and accurate list of the jurisdictions in which the Company or any Company Subsidiary is authorized to do business. Each of the Company and each Company Subsidiary is a corporation, limited partnership or analogous entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with full corporate or company power and authority to conduct its business as it is now being conducted and to own or use the assets and properties that it purports to own or use. Each of the Company and each Company Subsidiary is duly qualified to do business as a foreign corporation or limited partnership, as the case may be, and is in good standing under the Laws of each state or other jurisdiction in which either the ownership or use of the assets or properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect on the Company and the Company Subsidiaries taken as a whole. Except as set forth in Section 4.1 of the Disclosure Schedule, the Company does not have, and has never had, any Subsidiaries except for the Company Subsidiaries.

         (b) The Company has delivered to Parent correct and complete copies of the Organizational Documents of the Company and each Company Subsidiary.

         (c) The Organizational Documents as filed and amended in the public record are correct and since the date as of which they are dated, no resolutions of the stockholders or partners have been passed which are required to be registered in the commercial register where applicable. All events that need to be registered in the commercial register of the Company subsidiaries have been duly registered where applicable.

         (d) There has been no notice filed, proposal made or resolution adopted by the shareholders of any of the Company Subsidiaries for the dissolution or liquidation of any of the Company Subsidiaries, nor do any circumstances exist which may result in the dissolution or liquidation of any Company Subsidiary and no proposal has been made or resolution adopted for the statutory merger of any Company Subsidiary with any other entity or for a split of any Company Subsidiary or any other act of transformation. No Company Subsidiary has suspended operations. None of the Company Subsidiaries is a party to any agreement within the meaning of ss. 291 292 Stock Corporation Act (Aktiengeselz) correspondingly. All such contracts concluded in the past have been validly terminated. No party of such agreement has a claim vis-a-vis another party. All such contracts have been admitted by Tax Authorities for Tax purposes.

4.2      AUTHORITY; NO CONFLICT

         (a) The Company has the corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party, to consummate the Merger and the other transactions contemplated hereby and thereby and to perform its obligations under this Agreement and the Transaction Documents to which it is a party. This Agreement has been duly authorized and approved, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights in general, or by general principles of equity. Each of the Transaction Documents to which the Company is a party constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights in general, or by general principles of equity.

         (b) Except as set forth in Section 4.2 of the Disclosure Schedule, neither the execution and delivery of this Agreement or any Transaction Document by the Company nor the consummation or performance by the Company of the Merger or any of the other transactions contemplated hereby or thereby, directly or indirectly (with or without notice or lapse of time or both):

                  (i) contravenes, conflicts with or results in a violation or breach of (A) any provision of the Organizational Documents of the Company or any Company Subsidiary, (B) any resolution adopted by the board of directors or the stockholders of the Company or any Company Subsidiary, (C) any legal requirement or any Order, award, decision, settlement or process to which the Company or any Company Subsidiary or any of the assets or properties owned or used by the Company or any Company Subsidiary may be subject, or (D) any Governmental Permit, which is held by the Company or any Company Subsidiary or that otherwise relates to the business of, or any of the assets or properties owned or used by, the Company;

                  (ii) results in a breach of or constitutes a default, gives rise to a right of termination, cancellation or acceleration, creates any entitlement to any payment or benefit, or requires the consent, authorization or approval of or any notice to or filing with any third Person under any Contract to which the Company or any Company Subsidiary is a party or to which its or their assets or properties are bound, or requires the consent, authorization or approval of or any notice to or filing with any Governmental Authority to which the Company or any Company Subsidiary or its or their assets or properties is subject; or

                  (iii) results in the imposition or creation of any Encumbrance or Lien upon or with respect to any of the assets or properties owned or used by the Company or any Company Subsidiary.

4.3      CAPITALIZATION

         (a) The authorized equity securities of the Company consist solely of 1,000,000 shares of Voting Common Stock, $0.01 par value per share, of which 490,000 shares are issued and outstanding, 500,000 shares of Nonvoting Common Stock, $0.01 par value per share, of which 254,999 shares are issued and outstanding, 300,000 shares of Series A Convertible Preferred Stock, $0.01 par value per share, of which 297,500 shares are issued and outstanding and 50,000 shares of preferred stock, $0.01 par value per share, of which no shares are issued and outstanding. There are no accrued dividends on any shares of such Series A Convertible Preferred Stock. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Section 4.3 of the Disclosure Schedule sets forth a complete and correct list of all Options, including as to each holder thereof, the number of shares of Company Capital Stock subject thereto and the exercisability, exercise price and termination date thereof. Section 4.3 of the Disclosure Schedule sets forth a complete and correct list of all of the Company Stockholders and the number and type of shares of Company Capital Stock owned, of record and beneficially, by each of them and all outstanding securities of the Company and each Company Subsidiary, including but not limited to all debt securities, Company Capital Stock, options, warrants, rights and all other securities convertible or exercisable into, or exchangeable for, capital stock. Except as set forth in Section 4.3 of the Disclosure Schedule, there are no voting trusts or other Contracts or understandings to which the Company, any Company Subsidiary or any Company Stockholder or Option holder is a party with respect to the transfer, voting or registration of the capital stock of the Company or any Company Subsidiary. There are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of the Company or any Company Subsidiary. None of the outstanding equity securities or other securities of the Company or any Company Subsidiary were issued in violation of the Securities Act or any other legal requirement. Neither the Company nor any Company Subsidiary owns or has any Contract to acquire any equity securities or other securities of any Person or any, direct or indirect, equity or ownership interest in any other business, except for the Company Subsidiaries (with respect to the Company). Except as set forth in Section 4.3 of the Disclosure Schedule, no Person has any pre-emptive rights with respect to any security of the Company or any Company Subsidiary.

         (b) Except as provided in Section 4.3 of the Disclosure Schedule, the Company directly owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer all of the issued and outstanding capital stock or share capital or partnership interest, as the case may be, interests of each of the Company Subsidiaries, free and clear of any and all Encumbrances and Liens of any kind or nature whatsoever. There are no voting trusts, stockholder agreements or any other Contracts or understandings to which the Company is a party with respect to the capital stock or share interests of any Company Subsidiary. All of the outstanding capital stock or share capital or partnership interest, as the case may be, of each Company Subsidiary has been duly authorized and validly issued, validly subscribed to and is fully paid and nonassessable.

4.4      BOOKS AND RECORDS

         Except as disclosed in Section 4.4 of the Disclosure Schedule, the books of account and other records of the Company and each Company Subsidiary, all of which have been made available to Parent, are true, complete and correct in all material respects. Except as disclosed in Section 4.4 of the Disclosure Schedule, the minute books of the Company and each Company Subsidiary contain true, accurate and complete records of all meetings held of, and corporate or company action taken by, the stockholders, the partners, the board of directors, and committees of the board of directors of the Company and each Company Subsidiary, respectively. The stock books or equivalent records of the Company and each Company Subsidiary are true, complete and correct in all material respects. At the Closing, all of such books and records will be in the possession of the Company or the appropriate Company Subsidiary.

4.5      FINANCIAL STATEMENTS

         (a) For purposes of this Agreement, "Financial Statements" shall mean
(i) the audited consolidated balance sheets of the Company as of December 31, 1997 and 1998, and the related consolidated income statements for the years then ended, as set forth in Section 4.5 of the Disclosure Schedule and (ii) the unaudited consolidated balance sheet of the Company as of September 30, 1999 and the related consolidated income statement for the nine months ended on such date (the "Interim Financial Statements"). The Company has delivered to Parent true and complete copies of the Financial Statements.

         (b) Except as set forth in Section 4.5 of the Disclosure Schedule, the Financial Statements for the years ended December 31, 1997 and 1998 (i) have been prepared from the books and records of the Company in accordance with GAAP,
(ii) fully reflect all liabilities and contingent liabilities of the Company (on a consolidated basis) required to be reflected therein on such basis as at the date thereof, and (iii) fairly present the financial position of the Company (on a consolidated basis) as of the date of the balance sheet included in the Financial Statements and the results of its operations for the period indicated. The Interim Financial Statements (i) have been prepared from the books and records of the Company in accordance with GAAP on a basis consistent with the Financial Statements for the years ended December 31, 1997 and 1998, and (ii) fairly present the financial position of the Company (on a consolidated basis) as at the date of the balance sheet included therein and the results of its operations (on a consolidated basis) for the period indicated; provided, however, the Interim Financial Statements (x) are subject to normal year-end adjustments and (y) do not include footnotes.

4.6      NO UNDISCLOSED LIABILITIES

         Except as set forth in Section 4.6 of the Disclosure Schedule, the Company and the Company Subsidiaries do not have any liabilities or obligations of any nature (whether known or unknown, absolute, accrued, contingent, or otherwise and whether due or to become due), except for liabilities or obligations reflected or reserved against in the Financial Statements and current liabilities incurred in the ordinary course of business since the date of the Financial Statements, consistent with past practices, which will not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole.

4.7      NO MATERIAL ADVERSE CHANGE

         Except as disclosed in Section 4.7 of the Disclosure Schedule, Since December 31, 1998, there has not been any material adverse change in the business, operations, properties, assets, prospects, liabilities, results of operations or condition (financial or otherwise) (a "Material Adverse Effect") of the Company or any Company Subsidiary and no event has occurred or circumstance exists that could reasonably be expected to result in a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole; provided that the effect of any of the following shall not be considered a Material Adverse Effect: (a) general economic or financial conditions or (b) other developments that generally affect the Company and/or the Company Subsidiaries and all other Persons who participate or are engaged in the lines of business in which the Company and/or the Company Subsidiaries participate or are engaged.

4.8      TAXES

         (a) "Taxes" shall mean all taxes, charges, fees, Encumbrances, Liens, customs, duties or other assessments, however denominated, including any interest, penalties, additions to tax or additional taxes that may become payable in respect thereof, imposed by the United States government, any state, local or foreign government, or any agency or political subdivision of any such government (a "Tax Authority"), which taxes shall include, without limiting the generality of the foregoing, all income taxes (or taxes based on income), payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, capital taxes, franchise taxes, gross receipt taxes, occupation taxes, real and personal property taxes, value added taxes, stamp taxes, transfer taxes, workers' compensation taxes, taxes relating to benefit plans and other obligations of the same or similar nature.

         (b) (i) Each of the Company and each Company Subsidiary has filed or caused to be filed with the appropriate Tax Authorities in a timely manner all Tax returns, reports and forms ("Returns") required to be filed by them; (ii) the information on such Returns is complete and accurate in all material respects; (iii) each of the Company and each Company Subsidiary has paid in full on a timely basis all Taxes or made adequate provision in the Financial Statements for all Taxes (whether or not shown on any Return) required to be paid by them; (iv) there are no Encumbrances or Liens for Taxes upon the assets or properties of the Company or any Company Subsidiary other than for Taxes not yet due and payable or for Taxes that are being contested in good faith; and (v) no deficiencies for Taxes have been overtly claimed, proposed, or assessed by any Tax Authority or other Governmental Authority with respect to the Company or any Company Subsidiary, and there are no pending or, to the Company's and the Controlling Stockholders' knowledge, threatened audits, investigations or claims for or relating to any liability in respect of Taxes of the Company or any Company Subsidiary.

         (c) Except as set forth on Section 4.8 of the Disclosure Schedule, there are no outstanding Contracts or waivers with respect to the Company or any Company Subsidiary extending the statutory period of limitation applicable to any Taxes and neither the Company nor any Company Subsidiary has requested any extension of time within which to file any Return, which has not yet been filed.

         (d) Except as set forth on Section 4.8 of the Disclosure Schedule, (i) each of the Company and each Company Subsidiary has made provision for all Taxes payable by it and such provision is reflected on the Financial Statements with respect to any period covered thereby as to Taxes which are not payable prior to the date of such Financial Statements; (ii) the provisions for Taxes with respect to the Company (on a consolidated basis) for any period prior to the Closing (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) are adequate to cover all Taxes with respect to such period; (iii) each of the Company and each Company Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third Person; (iv) all material elections with respect to Taxes made by the Company or any Company Subsidiary as of the date hereof are set forth in Section 4.8 of the Disclosure Schedule; (v) there are no private letter rulings in respect of any Tax pending between the Company or any Company Subsidiary and any Tax Authority, or between any Controlling Stockholder and any Tax Authority, if such ruling would affect the Company or any Company Subsidiary; (vi) neither the Company nor any Company Subsidiary has ever been a member of an affiliated group within the meaning of Section 1504 of the Code, or filed or been included in a combined, consolidated or unitary return of any Person, other than with respect to the Company and its Subsidiaries; (vii) neither the Company nor any Company Subsidiary is liable for Taxes of any other Person except with respect to sales taxes, and neither the Company nor any Company Subsidiary is currently under any contractual obligation to indemnify any Person with respect to Taxes, or a party to any tax sharing agreement or any other agreement providing for payments by the Company or any Company Subsidiary with respect to Taxes; (viii) neither the Company nor any Company Subsidiary is or has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code), during the applicable period specified in
Section 897(c)(1)(A)(ii) of the Code; (ix) neither the Company nor any Company Subsidiary has filed a consent under Section 341(f) of the Code; (x) neither the Company nor any Company Subsidiary is a personal holding company within the meaning of Section 542 of the Code; (xi) neither the Company nor any Company Subsidiary is a party to any joint venture, partnership or other arrangement or Contract which could be treated as a partnership for federal income Tax purposes; (xii) neither the Company nor any Company Subsidiary has agreed to or is required, as a result of a change in method of accounting or otherwise, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign Law) in taxable income; (xiii) neither the Company nor any Company Subsidiary is a party to any Contract, arrangement or plan that could result (taking into account the transactions contemplated by this Agreement), separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; (xiv)
Section 4.8 of the Disclosure Schedule contains a list of all jurisdictions to which any Tax is properly payable or in which any Return is required to be filed by the Company or any Company Subsidiary, and no written claim has ever been made by any Tax Authority in any other jurisdiction that the Company or any Company Subsidiary is subject to taxation in such jurisdiction; (xv) neither the Company nor any Company Subsidiary has entered into any sale leaseback or any leveraged lease transactions that fails to satisfy the requirements of Revenue Procedure 75-21 (or similar provisions of foreign law); (xvi) none of the assets owned by the Company or any Company
Subsidiary is property that is required to be treated as owned by any other Person pursuant to Section 168 of the Internal Revenue Code of 1954, as amended, as in effect immediately prior to the enactment of the Tax Reform Act of 1986, or is "tax-exempt use property" within the meaning of Section 168(h) of the Code; and (xvii) neither the Company nor any Company Subsidiary has entered into any gain recognition agreements under Section 367 of the Code and the Treasury Regulations promulgated thereunder.

4.9      ACCOUNTS RECEIVABLE

         All accounts receivable of the Company or any Company Subsidiary that are reflected on the Financial Statements or on the accounts receivable ledger of the Company or any Company Subsidiary as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. All of the Accounts Receivable are or will be collectible at the full recorded amount thereof, less any applicable reserves established in accordance with GAAP, in the ordinary course of business without resort to litigation, except for such Accounts Receivable, the failure of which to be collected will not have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole.4.10 TITLE TO PROPERTIES; ENCUMBRANCES

         Section 4.10 of the Disclosure Schedule contains a complete and accurate list of all real property, leaseholds or other interests therein owned or held by the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary owns, or has ever owned, any real property other than as specified in Section 4.10 of the Disclosure Schedule, provided that, for periods prior to July 15, 1997, the foregoing representation and warranty is made to the Company's and the Controlling Stockholders' knowledge. For each such property presently owned by the Company or any Company Subsidiary, Section 4.10 of the Disclosure Schedule sets forth the owner thereof, a brief description thereof (including approximate square footage), when purchased or acquired and the approximate purchase price thereof, the use made of such property and the approximate annual costs, fees and taxes associated with such property. The Company has delivered or made available to Parent true, correct and complete copies of the real property leases to which the Company or any Company Subsidiary is party or pursuant to which it or they use or occupy any real property. Except as set forth in Section 4.10 of the Disclosure Schedule, each of the Company and each Company Subsidiary has good title to all of the assets and properties, real and personal, tangible and intangible, it owns or purports to own, including those reflected on its books and records and in the Financial Statements (except for accounts receivable collected and inventories, materials and supplies disposed of in the ordinary course of business consistent with past practice after the date of the most recent Financial Statements). Each of the Company and each Company Subsidiary has a valid leasehold, license or other interest in all of the other tangible assets or properties, real or personal, which are used in the operation of its business. Except as set forth in Section
4.10 of the Disclosure Schedule, all assets and properties owned, leased or used by the Company or any Company Subsidiary are free and clear of all Encumbrances and Liens, except for (a) liens for current Taxes not yet due, (b) workmen's, common carrier and other similar liens arising in the ordinary course of business, none of which materially detracts from the value or materially impairs the use of the asset or property subject thereto, or materially impairs the operations of the Company or any Company Subsidiary, (c) Encumbrances or Liens disclosed in the Financial Statements, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or materially impairs the use of the property subject thereto, or materially impairs the operations of the Company or any Company Subsidiary, and (ii) zoning Laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

4.11     CONDITION AND SUFFICIENCY OF ASSETS

         The Facilities and other assets and property owned or used by the Company or any Company Subsidiary are in good operating condition and repair (normal wear and tear excepted), and are adequate for the uses to which they are being put, and none of such Facilities or other material property and assets owned or used by the Company or any Company Subsidiary is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Facilities and other assets and property owned or used by the Company and/or each Company Subsidiary are sufficient for the continued conduct of its or their business after the Closing in substantially the same manner as conducted prior to the Closing.

4.12     COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS

         (a) Except as set forth in Section 4.12 of the Disclosure Schedule, each of the Company and each Company Subsidiary is in compliance in all material respects with all Laws, licenses and Orders affecting the assets or properties owned or used by the Company or a Company Subsidiary and the business or operations of the Company or a Company Subsidiary including federal, state, local and foreign: (i) Occupational Safety and Health Laws; (ii) securities Laws; and (iii) the Fair Credit Reporting Act and similar state, local and foreign Laws. Neither the Company nor any Company Subsidiary has been charged with violating, or, to the knowledge of the Company or the Controlling Stockholders, threatened with a charge of violating, nor is the Company or any Company Subsidiary under investigation with respect to a possible violation of, any provision of any federal, state, local or foreign Law, Order or administrative ruling or license relating to any of its or their assets or properties or any aspect of its or their business.

         (b) Section 4.12 of the Disclosure Schedule contains a complete and accurate list of each Governmental Permit that is held by the Company or any Company Subsidiary or that otherwise relates to the business of, or to any of the assets or properties owned or used by, the Company or any Company Subsidiary. Each Governmental Permit listed or required to be listed in Section
4.12 of the Disclosure Schedule is valid and in full force and effect and is not subject to any Proceedings for suspension, modification or revocation.

4.13     LEGAL PROCEEDINGS

         Except as set forth in Section 4.13 of the Disclosure Schedule, there is no pending claim, action, investigation, arbitration, litigation or other proceeding ("Proceeding"):

                  (i) that has been commenced by or against the Company or any Company Subsidiary or that otherwise relates to the business of, or any of the assets or properties owned or used by, the Company or any Company Subsidiary; or

                  (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby.

         To the knowledge of the Company and the Controlling Stockholders, no such Proceeding has been threatened. The Company has made available to Parent true, correct and complete copies of all pleadings, correspondence and other documents relating to each Proceeding listed in Section 4.13 of the Disclosure Schedule. The Proceedings listed in Section 4.13 of the Disclosure Schedule could not reasonably be expected to have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole.

4.14     ABSENCE OF CERTAIN CHANGES AND EVENTS

         Except as set forth in Section 4.14 of the Disclosure Schedule, since December 31, 1998, each of the Company and each Company Subsidiary has conducted its business only in the ordinary course, consistent with past practice, and there has not been any:

         (a) declaration, setting aside, making or payment of any dividend or other distribution or repurchase or payment in respect of shares of capital stock;

         (b) issuance, sale, disposition or Encumbrance of, or authorization for issuance, sale, disposition or Encumbrance of, or grant or issue of any options, warrants or rights to acquire with respect to, any shares of its capital stock or any other of its securities (or partnership interests) or any security (or partnership interest) convertible or exercisable into or exchangeable for any such shares or securities, or any change in its outstanding securities or shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

         (c)      Encumbrance of its assets or properties;

         (d) payment or increase of any bonuses, salaries or other compensation to any stockholder, director, officer, consultant, agent or sales representative or (except in the ordinary course of business consistent with past practice) employee or entry into any employment, severance or similar Contract with any director, officer or employee;

         (e) adoption of, or increase in the payments to or benefits under, any Employment Benefit Plan or any other profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, welfare or other employee benefit plan, program or arrangement for or with any employees;

         (f) damage to or destruction of any asset or property, whether or not covered by insurance, or loss of any Customer, which could reasonably be expected to have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole;

         (g) except for purchase orders entered into in the ordinary course of business consistent with past practice, entry into, termination of, or receipt of notice of termination of any Contract or transaction, involving a total remaining commitment by or to the Company or any Company Subsidiary of at least $50,000 including the entry into (i) any document evidencing any indebtedness;
(ii) any capital or other lease; or (iii) any guaranty;

         (h) sale, lease or other disposition (other than in the ordinary course of business consistent with past practice or disposition of obsolete assets) of any asset or property;

         (i) cancellation, compromise, release or waiver of any debt, claim or right with a value to the Company or any Company Subsidiary in excess of $50,000;

         (j) creation, incurrence or assumption of any indebtedness for borrowed money or guarantee of any obligation or the net worth of any Person in an aggregate amount in excess of $50,000, except for endorsements of negotiable instruments for collection in the ordinary course of business;

         (k) discharge or satisfaction of any Encumbrance or Lien other than those which are required to be discharged or satisfied during such period in accordance with their original terms;

         (l) payment, discharge or satisfaction of any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except for any current liabilities, and the current portion of any long term liabilities, shown on the Financial Statements (or not required as of the date thereof to be shown thereon in accordance with GAAP) or incurred in the ordinary course of business consistent with past practice or except for liabilities or obligations in amounts aggregating $50,000;

         (m) loan or advance to any Person other than travel and other similar routine advances in the ordinary course of business consistent with past practice, or acquisition of any capital stock or other securities of or any ownership interest in, or a significant portion of the assets of, any other business enterprise;

         (n) capital investment or capital expenditure or capital improvement, addition or betterment in amounts which exceed $50,000 in the aggregate;

         (o) institution or settlement of any Proceeding before any Governmental Authority relating to it or its assets or properties;

         (p) commitment to provide services or goods for an indefinite period or a period of more than six (6) months;

         (q) change in the method of accounting or the accounting principles or practices used by the Company or any Company Subsidiary in the preparation of the Financial Statements except as required by GAAP;

         (r) entry into other Contracts, except Contracts made in the ordinary course of business consistent with past practice;

         (s) amendment or other modification of any of the Organizational Documents of the Company or any Company Subsidiary;

         (t) transfer or grant of any rights or licenses under, or entry into any settlement regarding the infringement of, any Intellectual Property Assets, or entry into any licensing or similar agreements or arrangements; or

         (u) agreement, whether oral or written, by the Company or any Company Subsidiary to do any of the foregoing.

4.15     CONTRACTS; NO DEFAULTS

         (a) Section 4.15(a) of the Disclosure Schedule contains a complete and accurate list, and the Company has delivered to Parent true, correct and complete copies, of:

                  (i) each Contract involving payments of at least $50,000 that involves performance of services or delivery of goods or materials by the Company or any Company Subsidiary, except for standard orders entered into in the ordinary course of business consistent with past practice;

                  (ii) each Contract involving payments of at least $50,000 that involves performance of services or delivery of goods or materials to the Company or any Company Subsidiary;

                  (iii) each lease, license and other Contract affecting any leasehold or other interest in with respect to any real or personal property to which the Company or any Company Subsidiary is a party or by which any of its assets or properties is bound involving aggregate payments of at least $50,000;

                  (iv) each licensing agreement or other Contract to which the Company or any Company Subsidiary is a party with respect to patents, trademarks, copyrights, trade secrets or other intellectual property, including agreements with current or former employees, consultants or contractors regarding the use or disclosure of any intellectual property;

                  (v) each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees involving or affecting the Company or any Company Subsidiary;

                  (vi) each joint venture, partnership and other Contract involving a sharing of profits, losses, costs or liabilities by the Company or any Company Subsidiary with any other Person or requiring the Company or any Company Subsidiary to make a capital contribution;

                  (vii) each Contract to which the Company or any Company Subsidiary is a party containing covenants that in any way purport to restrict the business activity of the Company or any Company Subsidiary or any of the key employees of the Company or any Company Subsidiary (collectively, the "Key Employees"), which Key Employees are identified on Schedule 1 to this Agreement, or limit the freedom of the Company or any Company

Subsidiary or any of the Key Employees to engage in any line of business or to compete with any Person or hire any Person;

                  (viii) each employment, severance, independent contractor or consulting agreement between the Company or any Company Subsidiary and its directors, officers, employees, leased employees and consultants entered into since July 15, 1997 or of which the Company or the Controlling Stockholders are aware;

                  (ix) each agreement (other than any agreement under subsection
(viii) above) between the Company or any Company Subsidiary and an officer or director of the Company or any Company Subsidiary or any affiliate of any of the foregoing;

                  (x) each power of attorney granted by the Company or any Company Subsidiary that is currently effective and outstanding;

                  (xi) each Contract for capital expenditures by the Company or any Company Subsidiary in excess of $50,000;

                  (xii) each agreement of the Company or any Company Subsidiary under which any money has been or may be borrowed or loaned or any note, bond, factoring agreement, indenture or other evidence of indebtedness has been issued or assumed (other than those under which there remain no ongoing obligations of the Company or any Company Subsidiary), and each guaranty (including "take-or-pay" and "keepwell" agreements) by the Company or any Company Subsidiary of any evidence of indebtedness or other obligation, or of the net worth, of any Person (other than endorsements for the purpose of collection in the ordinary course of business);

                  (xiii) each agreement of the Company or any Company Subsidiary containing restrictions with respect to the payment of dividends or other distributions in respect of its capital stock;

                  (xiv) each stock purchase, merger or other agreement pursuant to which the Company or any Company Subsidiary acquired any material amount of assets and all relevant documents and agreements delivered in connection therewith;

                  (xv) each agreement to which the Company or any Company Subsidiary is a party containing a change of control provision;

                  (xvi) each other agreement to which the Company or any Company Subsidiary is a party having an indefinite term or a fixed term of more than one
(1) year (other than those that are terminable at will or upon not more than thirty (30) days' notice by the Company or such Company Subsidiary without penalty) or requiring payments by the Company or any Company Subsidiary of more than $50,000 per year; and

                  (xvii) each standard form of agreement pursuant to which the Company provides services or goods to Customers.

         (b) Except as set forth in Section 4.15(b) of the Disclosure Schedule, each Contract identified or required to be identified in Section 4.15(a) of the Disclosure Schedule is in full force and effect and is valid and enforceable against the Company or such Company Subsidiary, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights in general, or by general principles of equity, and, to the knowledge of the Company and the Controlling Stockholders, against the other parties thereto in accordance with its terms.

         (c) Except as set forth in Section 4.15(c) of the Disclosure Schedule:

                  (i) each of the Company and each Company Subsidiary is in full compliance in all material respects with all applicable terms and requirements of each Contract under which the Company or such Company Subsidiary has any obligation or liability or by which the Company or such Company Subsidiary or any of the assets or properties owned or used by the Company or such Company Subsidiary is or was bound;

                  (ii) to the knowledge of the Company and each Controlling Stockholder, each other Person that has or had any obligation or liability under any Contract under which the Company or any Company Subsidiary has any rights is in full compliance with all applicable terms and requirements of such Contract; and

                  (iii) no event has occurred and no circumstance exists that (with or without notice or lapse of time or both) is likely to result in a violation or breach of any Contract by the Company or any Company Subsidiary or, to the knowledge of the Company and the Controlling Stockholders, by any other Person.

4.16     INSURANCE

         Section 4.16 of the Disclosure Schedule sets forth the premium payments and describes all the insurance policies of the Company and the Company Subsidiaries, which policies are now in full force and effect in accordance with their terms and expire on the dates shown on Section 4.16 of the Disclosure Schedule. There has been no default in the payment of premiums on any of such policies and there is no ground for cancellation or avoidance of any such policies or any increase in the premiums thereof, or for reduction of the coverage provided thereby. Such policies insure the Company and/or the Company Subsidiaries in amounts and against losses and risks customary and sufficient for businesses similar to the Company and/or the Company Subsidiaries and such policies shall continue in full force and effect up to the expiration dates shown in Section 4.16 of the Disclosure Schedule. True, correct and complete copies of all insurance policies listed in Section 4.16 of the Disclosure Schedule have been previously furnished to Parent.

4.17     ENVIRONMENTAL MATTERS

         (a) Each of the Company and each Company Subsidiary is in compliance with all applicable Environmental Laws which compliance includes, but is not limited to, the possession by the Company and each Company Subsidiary of all Governmental Permits (or applications therefor) required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Company Subsidiary has received written notice of, and neither the Company nor any Company Subsidiary, nor any predecessor of any of them is the subject of, any Environmental Claim or Remedial Action. There are no circumstances or conditions related to the Company or any Company Subsidiary, the Company's or any Company Subsidiary's operations or any of the Company's or any Company Subsidiary's Facilities that are reasonably likely to prevent or interfere with such compliance or give rise to a future Environmental Claim or Remedial Action that could reasonable be expected to result in a Material Adverse Effect.

         (b) There are no Environmental Claims that are pending or, to the knowledge of the Company and the Controlling Stockholders, threatened against the Company or any Company Subsidiary, the Company's or any Company Subsidiary's Facilities or against any Person whose liability for any Environmental Claim the Company or any Company Subsidiary has retained or assumed either contractually or by operation of Law and that could reasonably be expected to result in a Material Adverse Effect.

         (c) Neither the Company, nor any Company Subsidiary, nor any other Person acting on behalf of the Company or any Company Subsidiary has disposed of, transported or arranged for the disposal of any Hazardous Materials to, at or upon: (a) any location other than a site lawfully permitted to receive such Hazardous Materials, (b) any Facilities or (c) any site which, pursuant to CERCLA or any similar state Law, has been placed on the National Priorities List, CERCLIS or their state equivalents, and there has not occurred during the period the Company or any Company Subsidiary operated or possessed any Facility or is presently occurring a Release, or threatened Release, of any Hazardous Materials on, into or beneath the surface of, any Facilities.

         (d) Section 4.17 of the Disclosure Schedule identifies (a) all environmental audits, assessments, or occupational health studies undertaken by the Company, any Company Subsidiary or its or their agents on its or their behalf, or (other than third parties acting on behalf of the Company) undertaken by any Governmental Authority, or any third Person (other than third parties acting on behalf of the Company), relating to the Facilities; (b) the results of any groundwater, soil, air or asbestos monitoring undertaken by the Company, any Company Subsidiary or its or their agents on its or their behalf, or, to the knowledge of the Company and the Controlling Stockholders, undertaken by any Governmental Authority or any third Person, relating to the Facilities; and (c) all written communications between the Company or any Company Subsidiary and any Governmental Authority arising under or related to Environmental Laws.

4.18     EMPLOYEES

         (a) Section 4.18 of the Disclosure Schedule contains a complete and accurate list of the following information for each employee of the Company or any Company Subsidiary: name, job title, base salary, bonus, vacation accrued, service credited for purposes of vesting and eligibility to participate under any Pension Plan, and whether such employee is a party to a non-competition agreement with the Company or such Company Subsidiary.

         (b) To the knowledge of the Company and the Controlling Stockholders, no officer or Key Employee of the Company or any Company Subsidiary is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such officer or Key Employee and any other Person that could adversely affect (i) the performance of his duties as an officer or employee of the Company or such Company Subsidiary, or (ii) the ability of the Company or such Company Subsidiary to conduct its business. To the knowledge of the Company and the Controlling Stockholders, no employee of the Company or any Company Subsidiary intends to terminate his or her employment with the Company or such Company Subsidiary during the one (1) year period following the Effective Time.

         (c) To the knowledge of the Company and the Controlling Stockholders, no Key Employee of the Company or any Company Subsidiary is bound by any agreement with any other Person that is violated or breached by such employee performing the services he is performing for the Company or such Company Subsidiary.

         (d) Except as listed on Section 4.18 of the Disclosure Schedule, neither the Company nor any Company Subsidiary has had a "Plant Closing" or a "Mass Layoff" within the meaning of the Workers Adjustment and Retraining Notification Act of 1988 ("WARN") and with respect to any such Plant Closing or Mass Layoff, the Company or such Company Subsidiary has complied in all material respects with the requirements of WARN.

         (e) The Company has delivered to Parent or its counsel prior to the date hereof true and complete copies of any sample employment, severance, consulting or independent contractor agreements between itself or any Company Subsidiary and any director, officer, employee, consultant or leased employee of the Company or Company Subsidiary and any procedures and policies relating to the employment of employees of the Company or any Company Subsidiary and the use of temporary employees and independent contractors by the Company or any Company Subsidiary (including summaries of any agreements, procedures and policies that are unwritten), in each case to the extent the same have existed subsequent to July 15, 1997 or of which the Company or the Controlling Stockholders are aware.

4.19     EMPLOYEE BENEFITS

         (a) Section 4.19(a) of the Disclosure Schedule sets forth a true and complete list of each and every Employee Benefit Plan. "Employee Benefit Plan" means each "employee benefit plan" as defined in Section 3(3) of ERISA and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof), of the Company, any Company Subsidiary or any ERISA Affiliate, which is or was ever maintained by the Company, any Company Subsidiary or any ERISA Affiliate, or, with respect to which the Company, any Company Subsidiary or any ERISA Affiliate has or could have any obligation or liability (whether actual or contingent, direct or indirect) including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices, agreements, understandings or arrangements. "ERISA Affiliate" means any entity

(whether or not incorporated) other than the Company or a Company Subsidiary that, together with the Company and the Company Subsidiaries, is a member of (i) a controlled group of corporations within the meaning of Section 414(b) of the Code; (ii) a group of trades or businesses under common control within the meaning of Section 414(c) of the Code; or (iii) an affiliated service group within the meaning of Section 414(m) of the Code.

         (b) The Company has delivered to Parent or its counsel prior to the date hereof true and complete copies of (i) plan instruments and amendments thereto for all Employee Benefit Plans (or written summaries of any Employee Benefit Plans that are unwritten) and related trust agreements, insurance and other contracts, summary plan descriptions, and summaries of material modifications, and material communications distributed to the participants of each Plan, (ii) to the extent annual reports on Form 5500 are required with respect to any Employee Benefit Plan, the three most recent annual reports and attached schedules for each Employee Benefit Plan as to which such report is required to be filed and (iii) where applicable, the most recent (A) opinion, notification and determination letters, (B) audited financial statements, (C) actuarial valuation reports and (D) nondiscrimination tests performed under the Code (including 401(k) and 401(m) tests) for each Employee Benefit Plan.

         (c) No Employee Benefit Plan is subject to Title IV of ERISA (including a multiemployer plan) and no facts exist under which it could reasonably be expected that the Company, any Company Subsidiary or any ERISA Affiliate could incur any liability under Title IV of ERISA.

         (d) No Employee Benefit Plan is subject to Section 412 of the Code or
Section 302 of ERISA, and no facts exist under which it could reasonably be expected that the Company, any Company Subsidiary or any ERISA Affiliate could incur liability under either such provision.

         (e) With respect to each Employee Benefit Plan, (i) no employee, officer or director of the Company or any Company Subsidiary nor the Company itself or any Company Subsidiary, nor, to the knowledge of the Company and the Controlling Stockholders, any other party in interest or disqualified person (as defined in Section 3(14) of ERISA or Section 4975 of the Code, respectively) has at any time engaged or participated in a transaction which could subject Parent, Merger Sub or the Company, any Company Subsidiary or any ERISA Affiliate, directly or indirectly, to a tax, penalty or liability for prohibited transactions imposed by ERISA or the Code and (ii) no employee, officer or director of the Company or any Company Subsidiary nor the Company itself or any Company Subsidiary, nor, to the knowledge of the Company and the Controlling Stockholders, any other fiduciary (as defined in Section 3(21) of ERISA) with respect to any Employee Benefit Plan, for whose conduct the Company, any Company Subsidiary or any ERISA Affiliate could have any liability (by reason of indemnities or otherwise), has breached any of the responsibilities or obligations imposed upon the fiduciary under Title I of ERISA.

         (f) Except as disclosed in Section 4.19(f) of the Disclosure Schedule, each Employee Benefit Plan which is a "welfare plan" within the meaning of
Section 3(1) of ERISA and which provides health, disability or death benefits is fully insured; neither the Company nor any Company Subsidiary is obligated to directly pay any such benefits or to reimburse any third Person payor for the payment of such benefits.

         (g) Each Employee Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be a tax-qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service covering all amendments required by the Tax Reform Act of 1986 and the Unemployment Compensation Amendments Act of 1992, the Omnibus Budget Reconciliation Act of 1993 and all prior legislation and to the knowledge of the Company and the Controlling Stockholders, there are no circumstances that are likely to result in revocation of any such favorable determination letter. Each Employee Benefit Plan is and has been operated in compliance in all material respects with its terms and all applicable Laws, Orders or governmental rules and regulations in effect with respect thereto, and by its terms can be amended and/or terminated at any time. As of and including the Closing Date, the Company, each Company Subsidiary and each ERISA Affiliate (i) shall have performed all obligations required to be performed by it under, and shall not be in default under or in violation of any Employee Benefit Plan and (ii) shall have made all contributions or payments required to be made by it up to and including the Closing Date with respect to each Employee Benefit Plan, or adequate accruals therefor will have been provided for and will be reflected on the Financial Statements provided to Parent by the Company. All notices, filings and disclosures required by ERISA or the Code (including notices under Section 4980B of the Code and certifications under the Health Insurance Portability and Accountability Act) have been timely made.

         (h) There is no Proceeding (other than routine claims for benefits) pending or, to the knowledge of the Company, any Company Subsidiary or any of the Controlling Stockholders, threatened with respect to any Employee Benefit Plan or against any fiduciary of any Employee Benefit Plan, and there are no facts that could reasonably be expected to give rise to any such Proceeding. To the knowledge of the Company and the Controlling Stockholders, there has not occurred any circumstances by reason of which the Company or any Company Subsidiary may be liable for an act, or a failure to act, by a fiduciary with respect to any Employee Benefit Plan.

         (i) There are no complaints, charges or claims against the Company or any Company Subsidiary pending or, to the Company's, any Company Subsidiary or any of the Controlling Stockholders' knowledge, threatened to be brought by or filed with any Governmental Authority. Neither the Company nor any Company Subsidiary has any current liability based on, arising out of, in connection with or otherwise relating to the classification of any individual by the Company or any Company Subsidiary as an independent contractor or "leased employee" (within the meaning of Section 414(n) of the Code) rather than as an employee, and, to the knowledge of the Company and the Controlling Stockholders, no facts exist as a result of which the Company or any Company Subsidiary could have any such liability.

         (j) Section 4.19(j) of the Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company or any Company Subsidiary who holds (i) any option to purchase Company Capital Stock, together with the number of shares of Company Capital Stock subject to such option, the option price of such option (to the extent determinable), whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such option; (ii) any shares of Company Capital Stock that are restricted as a result of an agreement with the Company or any stock plan of the Company; and (iii) any other right, directly or indirectly, to receive Company Capital Stock or any other compensation based in whole or in part on the value of Company Capital Stock, together with the number of shares of Company Capital Stock subject to such right.

         (k) Section 4.19(k) of the Disclosure Schedule sets forth a true and complete list of (i) all agreements with consultants who are individuals obligating the Company or any Company Subsidiary to make annual cash payments in an amount exceeding $25,000; and (ii) all agreements with respect to the services of independent contractors or leased employees who are individuals or individuals doing business in a corporate form whether or not they participate in any of the Employee Benefit Plans.

         (l) No Employee Benefit Plan is an employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Code) or otherwise invests in Company Capital Stock.

         (m) Except as set forth in Section 4.19(m) of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement, either alone or in combination with another event, will not result in (i) any payment (including, without limitation, severance, unemployment compensation or bonus payments or otherwise) becoming due to any current or former director, officer, employee or consultant of the Company or any Company Subsidiary, (ii) any increase in the amount of compensation or benefits payable in respect of any director, officer, employee or consultant of the Company or Company Subsidiary,
(iii) any acceleration in the vesting or timing of payment of any benefits or compensation payable in respect of any director, officer, employee or consultant of the Company or Company Subsidiary, or (iv) result in any "parachute payment" under Section 280G of the Code, whether or not such amount may be considered reasonable compensation for personal services rendered.

         (n) Section 4.19(a) of the Disclosure Schedule sets forth each and every Employee Benefit Plan covering or providing benefits with respect to non-U.S. directors, officers, employees or consultants ("Non-U.S. Plans"). Each Non-U.S. Plan has been maintained in compliance in all material respects with its terms and with the requirements of any applicable Laws, Orders, rules or regulations in effect with respect thereto (including any special provision relating to registered or qualified plans where such Non-U.S. Plan was intended to so qualify) and has been maintained in good standing with applicable regulatory authorities. Each Non-U.S. Plan which is required by contract or under applicable Law to be funded has been funded at least to the extent so required; if and to the extent any Non-U.S. Plan is not funded, the obligations under such Non-U.S. Plan are reflected on the books and records of the entity maintaining such plan and on the Financial Statements.

         (o) No Employee Benefit Plan provides benefits, including, without limitation, death or medical benefits (through insurance or otherwise) with respect to any employee or former employee of the Company or any Company Subsidiary beyond their retirement or other termination of service other than
(i) coverage mandated by applicable Law, (ii) retirement or death benefits under any Pension Plan, (iii) disability benefits under any welfare plan that have been fully provided for by insurance or otherwise, (iv) deferred compensation benefits accrued as liabilities on the consolidated books of the Company or (v) benefits in the nature of severance pay.

         (p) No Employee Benefit Plan is a "multiple employer plan" as described in Section 3(40) of ERISA or Section 413(c) of the Code.

         (q) No Employee Benefit Plan, other than a Pension Plan, is funded through a trust intended to be exempt from tax pursuant to Section 501 of the Code.

         (r) Neither the Company nor any Company Subsidiary has within the past year proposed, agreed to or announced any changes to any Employee Benefit Plan that would cause an increase in benefits under any such Employee Benefit Plan (or the creation of new benefits or plans) or to change any employee coverage which would cause an increase in the expense of maintaining any such plan.

         (s) Except as disclosed in Section 4.19(s) of the Disclosure Schedule, no Employee Benefit Plan provides for the payment of severance benefits and no "leased employee" (within the meaning of Section 414(n) or (o) of the Code) performs any services for the Company or any Company Subsidiary.

4.20     LABOR RELATIONS

         Except as set forth in Section 4.20 of the Disclosure Schedule:

         (a) To the knowledge of the Company and the Controlling Stockholders, no condition or state of facts or circumstances exists related to the consummation of the transactions contemplated by this Agreement which could adversely affect the Company's or any Company Subsidiary's relations with its employees.

         (b) The Company and each Company Subsidiary is in compliance in all material respects with all applicable Laws, agreements and contracts relating to employment, termination of employment, employment practices, wages, hours, collective bargaining, immigration, disability, civil rights, safety and health, workers' compensation and pay equity, or otherwise relating to the terms and conditions of employment, including, but not limited to, any obligation to engage in affirmative action, all Laws relating to employee compensation matters, and any obligation of the Company or a Company Subsidiary to file all appropriate forms (including Immigration and Naturalization Service Form I-9) required by any relevant Governmental Authority.

         (c) No collective bargaining agreement with respect to the business of the Company or any Company Subsidiary is currently in effect or being negotiated. Neither the Company nor any Company Subsidiary has encountered any labor union or collective bargaining organizing activity with respect to its employees, provided that, for periods prior to October 29, 1996, the foregoing representation and warranty is made to the Company's and the Controlling Stockholders' knowledge. Neither the Company nor any Company Subsidiary has any obligation to negotiate any such collective bargaining agreement, and, to the knowledge of the Company and the Controlling Stockholders, there is no indication that the employees of the Company or any Company Subsidiary desire to be covered by a collective bargaining agreement.

         (d) There are no strikes, slowdowns, work stoppages or other labor trouble pending or, to the knowledge of the Company and the Controlling Stockholders, threatened with respect to the employees of the Company or any Company Subsidiary, nor has any of the above occurred or, to the knowledge of the Company and the Controlling Stockholders, been threatened, provided that, for periods prior to October 29, 1996, the foregoing representation and warranty is made to the Company's and the Controlling Stockholders' knowledge.

         (e) There is no representation claim or petition pending before the National Labor Relations Board or any state or local labor agency and, to the knowledge of the Company or the Controlling Stockholders, no question concerning representation has been raised or threatened respecting the employees of the Company or any Company Subsidiary, provided that, for periods prior to October 29, 1996, the foregoing representation and warranty is made to the Company's and the Controlling Stockholders' knowledge.

         (f) There are no complaints or charges against the Company or any Company Subsidiary pending before the National Labor Relations Board or any state or local labor agency and, to the knowledge of the Company and the Controlling Stockholders, no complaints or charges have been filed or threatened to be filed against the Company or any Company Subsidiary with any such board or agency, provided that, for periods prior to October 29, 1996, the foregoing representation and warranty is made to the Company's and the Controlling Stockholders' knowledge.

         (g) No charges with respect to or relating to the business of the Company or any Company Subsidiary are pending before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices.

         (h) Section 4.20 of the Disclosure Schedule accurately sets forth all unpaid severance which, as of the date hereof, is due or claimed, in writing, to be due from the Company or any Company Subsidiary to any Person whose employment with the Company or such Company Subsidiary was terminated.

         (i) Neither the Company nor any Company Subsidiary has received notice of the intent of any government body or Governmental Authority responsible for the enforcement of labor or employment Laws to conduct an investigation of the Company or such Company Subsidiary and no such investigation is in progress.

         (j) Neither the Company nor any Company Subsidiary is and, to the knowledge of the Company and the Controlling Stockholders, no employee of the Company or any Company Subsidiary is, in material violation of any employment agreement, non-disclosure agreement, non-compete agreement or any other agreement regarding an employee's employment with the Company or any Company Subsidiary.

         (k) Each of the Company and each Company Subsidiary has paid all wages which are due and payable to each of its employees and each of its independent contractors.

4.21     INTELLECTUAL PROPERTY

         (a) Intellectual Property Assets. As used herein, the term "Intellectual Property Assets" shall mean all worldwide intellectual property rights including without limitation: (i) all trademarks, service marks, trade names, common law trademarks, business names, Internet domain names, trade dress, slogans, and the goodwill associated therewith, and all registrations or applications therefor (collectively, "Marks"); (ii) all patents, patent applications and inventions and discoveries that may be patentable (collectively, "Patents"); (iii) all copyrights in both published works and unpublished works, including training manuals, marketing and promotional materials, internal reports, business plans and any other expressions, mask works and software and videos, whether registered or unregistered, and all registrations or applications in connection therewith (collectively, "Copyrights"); and (iv) all trade secrets, know-how, confidential information, customer lists, technical information, proprietary information, technologies, processes and formulae, source code, algorithms, architecture, structure, display screens and development tools, data, plans, drawings and blue prints, whether tangible or intangible and whether or how stored, compiled, or memorialized physically, electronically, photographically, or otherwise (collectively, "Trade Secrets"); owned, used or licensed by the Company or any Company Subsidiary as licensee or licensor and that have been used or are used in or are material to the conduct of the business of the Company or any Company Subsidiary.

         (b) Rights. The Company or a Company Subsidiary, as applicable, (i) owns all right, title and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances and Liens, or (ii) licenses or otherwise possesses legally enforceable rights to use each of the Intellectual Property Assets, and, in each case of clause (i) or (ii), the Company and/or Company Subsidiary may transfer such rights as contemplated by this Agreement. Each of the Company and each Company Subsidiary has made all necessary filings and recordations to protect and maintain its interest in the Intellectual Property Assets.

         (c) Agreements. Section 4.21(c) of the Disclosure Schedule contains a true, correct and complete list and summary description, including any royalties paid or received by the Company or any Company Subsidiary, of all Contracts and licenses relating to the Intellectual Property Assets to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound. Each license of Intellectual Property Assets listed in
Section 4.21(c) is valid, subsisting, and enforceable with respect to the Company or a Company Subsidiary and, to the knowledge of the Company and the Controlling Stockholders, each other Person that is a party thereto, and shall continue in effect on its current terms upon consummation of the transactions contemplated by this Agreement.

         (d) Patents. (i) Section 4.21(d) of the Disclosure Schedule contains a true, correct and complete list of all Patents; (ii) all Patents are valid and subsisting and all maintenance fees, annuities and the like have been paid;
(iii) to the knowledge of the Company or the Controlling Stockholders, none of the Patents is infringed or has been challenged or threatened in any way by any Person, and to the knowledge of the Company or the Controlling Stockholders, none of the products or technology used, sold or licensed or proposed for use, sale or license by the Company or any Company Subsidiary infringes or is alleged to infringe any rights of any Person; and (iv) all products covered by the Patents have been marked with appropriate patent notices.

         (e) Trademarks. (i) Section 4.21(e) of the Disclosure Schedule contains a true, correct and complete list of all Marks; (ii) all Marks are valid and subsisting; (iii) none of the Marks is infringed or has been challenged or threatened in any way by any Person, and no claims exist against the use by the Company or any Company Subsidiary of any trademarks, service marks, trade names, or trade dress used in the business of the Company or any Company Subsidiary as currently conducted or as proposed to be conducted; and
(iv) all materials encompassed by the Marks have been marked with appropriate trademark and registration notices.

         (f) Copyrights. (i) Section 4.21(f) of the Disclosure Schedule contains a true, correct and complete list of all Copyrights; (ii) all the Copyrights owned by the Company or any Company Subsidiary, whether or not registered, are valid and enforceable; (iii) to the knowledge of the Company or the Controlling Stockholders, none of the Copyrights is infringed or has been challenged or threatened in any way, and to the knowledge of the Company or the Controlling Stockholders, no claims exist against the use by the Company or any Company Subsidiary of any writings or other expressions used in the business of the Company or any Company Subsidiary as currently conducted or as proposed to be conducted; and (iv) all works encompassed by the Copyrights have been marked with appropriate copyright notices.

         (g) Trade Secrets. Each of the Company and each Company Subsidiary has taken reasonable precautions to protect the secrecy, confidentiality and value of its Trade Secrets. The Trade Secrets have not been used, divulged or appropriated either for the benefit of any Person (other than the Company or a Company Subsidiary) or to the detriment of the Company or any Company Subsidiary. None of the Trade Secrets is subject to any adverse claim or has been challenged or threatened in any way.

4.22     CERTAIN PAYMENTS

         Neither the Company nor any Company Subsidiary nor, to the knowledge of the Company or the Controlling Stockholders, any stockholder, director, officer, agent or employee of the Company or any Company Subsidiary, any other Person associated with or acting for or on behalf of the Company or any Company Subsidiary, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services in violation of the Foreign Corrupt Practices Act or any similar Law (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions, or for special concessions already obtained, for or in respect of the Company or any Company Subsidiary or any affiliate of the Company or any Company Subsidiary, or (b) established or maintained any fund or asset of the Company or any Company Subsidiary that has not been recorded in the consolidated books and records of the Company and the Company Subsidiaries.

4.23     RELATIONSHIPS WITH RELATED PERSONS

         Except as set forth in Section 4.23 of the Disclosure Schedule, no Controlling Stockholder, stockholder, affiliate, officer, director or employee of the Company or any Company Subsidiary, nor, to the knowledge of the Company or the Controlling Stockholders, any spouse or child of any of them or any Person associated with any of them ("Related Person"), has any interest in any assets or properties used in or pertaining to the business of the Company or any Company Subsidiary. Except as set forth in Section 4.23 of the Disclosure Schedule, none of the Controlling Stockholders, stockholders, affiliates, officers, directors or employees of the Company or any Company Subsidiary nor any Related Person has owned, directly or indirectly, and whether on an individual, joint or other basis, any equity interest or any other financial or profit interest in a Person that has (i) had business dealings with the Company or any Company Subsidiary, or (ii) engaged in competition with the Company or any Company Subsidiary. Except as set forth in Section 4.23 of the Disclosure Schedule, no Controlling Stockholder, stockholder, affiliate, officer, director or employee of the Company or any Company Subsidiary nor any Related Person is a party to any Contract with, or has any claim or right against, or owes any amounts to, the Company or any Company Subsidiary, except employment or consulting agreements listed in Section 4.15(a) of the Disclosure Schedule. All loans, payables and other amounts due to or from the Company or any Company Subsidiary and its affiliates are listed in Section 4.23 of the Disclosure Schedule.

4.24     BROKERS OR FINDERS

         Except as set forth in Section 4.24 of the Disclosure Schedule, neither the Company nor any Company Subsidiary nor any Controlling Stockholder or any of their agents has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or financial advisory services or other similar payment in connection with this Agreement or the Transaction Documents or the transactions contemplated hereby or thereby.

4.25     DEPOSIT ACCOUNTS

         Section 4.25 of the Disclosure Schedule contains a true, correct and complete list of (a) the name of each financial institution in which the Company or any Company Subsidiary has an account or safe deposit box, (b) the names in which each account or box is held, (c) the type account, and (d) the name of each person authorized to draw on or have access to each account or box.

4.26     POOLING-OF-INTERESTS

         The Company, the Company Subsidiaries and the Controlling Stockholders have not taken or agreed to take any action, or caused any event or condition to occur, which would affect the ability of Parent to account for the transactions contemplated hereby as a pooling-of-interests for accounting purposes.

4.27     CUSTOMER RELATIONSHIPS

         Except as set forth in Section 4.27 of the Disclosure Schedule, there are no facts or circumstances known to the Company or the Controlling Stockholders, including the consummation of the transactions contemplated by this Agreement, that are reasonably likely to result in the loss of any Customer of the Company or any Company Subsidiary or a material change in the relationship of the Company or any Company Subsidiary with such a Customer.

4.28     CONDUCT OF BUSINESS; USE OF NAME

         The business carried on by the Company and each of the Company Subsidiaries has been conducted directly by the Company and each of the Company Subsidiaries, respectively, and not through any affiliate or any stockholder, officer, director or employee of the Company or any

Company Subsidiary or through any other Person. The Company owns and has the exclusive right, title and interest in and to the name "MST Analytics, Inc." for corporate law purposes in the States of Delaware and Illinois and, to the Company's and the Controlling Stockholders' knowledge, no other Person has the right to use the same, or any confusing derivative thereof, in connection with the operation of any business similar or related to the business conducted by the Company and the Company Subsidiaries or any of them.

4.29     RESTRICTIONS ON BUSINESS ACTIVITIES.

         There is no Contract or Order binding upon the Company or any Company Subsidiary or, to the knowledge of the Company and the Controlling Stockholders, any Order threatened that has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company or any Company Subsidiary (either individually or in the aggregate), any acquisition of property by the Company or any Company Subsidiary (either individually or in the aggregate), providing of any service by the Company or any Company Subsidiary or the hiring of employees or the conduct of business by the Company or any Company Subsidiary (either individually or in the aggregate) as currently conducted or proposed to be conducted.

4.30     OUTSTANDING INDEBTEDNESS

         Section 4.30 of the Disclosure Schedule sets forth as of September 30, 1999 (a) the amount of all indebtedness for borrowed money of the Company or any Company Subsidiary then outstanding and the interest rate applicable thereto,
(b) any Encumbrances or Liens which relate to such indebtedness and (c) the name of the lender or the other payee of each such indebtedness.

4.31     SUPPLIERS; RAW MATERIALS CONTRACTORS

         Section 4.31 of the Disclosure Schedule sets forth for the twelve months ended September 30, 1999, (i) the names and addresses of the ten largest suppliers, vendors, contractors and subcontractors of the Company and the Company Subsidiaries based on the aggregate value of raw materials, supplies, merchandise and other goods and services ordered by the Company and the Company Subsidiaries from such suppliers, vendors, contractors and subcontractors during such period and (ii) the amount for which each such supplier, vendor, contractor or subcontractor invoiced the Company or a Company Subsidiary during such period. The Company, the Company Subsidiaries and the Controlling Stockholders have not received any written notice or have no reason to believe that there has been any material adverse change in the price of such raw materials, supplies, merchandise or other goods or services, or that any such supplier, vendors, contractor or subcontractor will not sell raw materials, supplies, merchandise and other goods and services to the Company or any Company Subsidiary at any time after the Closing Date on terms and conditions substantially the same as those used in its current sales to the Company or a Company Subsidiary subject to general and customary price increases.

4.32     CUSTOMERS

         Section 4.32 of the Disclosure Schedule sets forth (a) a true, complete and correct listing of the ten (10) largest customers (the "Customers") of the Company and the Company

Subsidiaries (based upon the amounts specified in clause (b) below) and (b) the amount for which each such Customer was invoiced during the twelve months ended September 30, 1999.

4.33     YEAR 2000 COMPLIANCE

         (a) The Company has taken reasonable measures to ensure that all hardware and software systems used by the Company and/or any Company Subsidiary, including any hardware, software and embedded systems used in connection with product and service development, operations and production, financial operations, office and administration operations, human resources functions, and legal and audit functions, whether owned or licensed by the Company, a Company Subsidiary or a contractor providing such functions and whether operated by the Company, a Company Subsidiary or a contractor providing such functions (the "Systems") are materially able to be used prior to, during, and after January 1, 2000 ("Year 2000"). The Systems operate and will operate in all material respects during each such time periods without material error relating to date data ("Y2K Readiness"). Without limiting the generality of the foregoing Y2K Readiness shall mean:

                           (i) the Systems will not provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century;

                           (ii) the date rollovers will not cause erroneous processing;

                           (iii) calculating using date data will be free of material errors over the range of dates that the Systems are expected to handle;

                           (iv) explicit century values will be correctly stored and passed across all applicable interfaces (including user interfaces);

                           (v) all leap year values will be correctly calculated and processed across all applicable interfaces (including user interfaces);

                           (vi) two-digit century designations are assigned an appropriate century; and

                           (vii) the Systems have handled the date September 9, 1999, as well as store and pass such date across all interfaces (including user interfaces).

         (b) Section 4.33 of the Disclosure Schedule describes any Year 2000 compliance audit or similar audit conducted by the Company or any Company Subsidiary and the identity of any consultants or other Persons engaged in connection therewith. The Company has delivered materially true, correct and complete copies of the reports or results of any such audits to Parent.

4.34     PAYABLES

         There has been no material adverse change since the date of the Financial Statements in the amount or delinquency of accounts payable of the Company or any Company Subsidiary (either individually or in the aggregate).

4.35     INVENTORIES

         Except to the extent of reserves and allowances in the Financial Statements, all inventories of raw materials, supplies, work in progress and finished goods of each of the Company and each Company Subsidiary are of good, usable and merchantable quality and do not include obsolete or discontinued items. Except as set forth in Section 4.35 of the Disclosure Schedule, (a) all such inventories are of such quality as to meet in all material respects the quality control standards of the Company and the Company Subsidiaries and any applicable governmental quality control standards, (b) all such finished goods are saleable as current inventories at the current prices of the Company and the Company Subsidiaries in the ordinary course of business, (c) all such inventories are recorded on the books at the lower of cost or market value determined in accordance with GAAP and (d) no write-down in inventory has been made or should have been made pursuant to GAAP during the past two years.

4.36     PRODUCT WARRANTIES

         The Company has delivered to the Parent complete and correct copies of the standard terms and conditions of sale or lease for each of the products or services of the Company and/or each Company Subsidiary (containing applicable guaranty, warranty and indemnity provisions). Except as required by Law or as set forth in Section 4.36 of the Disclosure Schedule, no product manufactured, sold, leased or delivered by, or service rendered by or on behalf of, the Company or any Company Subsidiary is subject to any guaranty, warranty or other indemnity, express or implied, beyond such standard terms and conditions.

4.37     CONSENT SOLICITATION AND OTHER MATTERS

         The Company and the Controlling Stockholders arranged for the delivery of the materials identified in Schedule 2 hereto to the Company Stockholders in the form previously approved by Parent (the "Disclosure Materials") in connection with obtaining the Company Stockholders' consent to this Agreement and the Transaction Documents and the transactions contemplated by this Agreement and by the Transaction Documents. The Disclosure Materials contain no material misstatement of fact and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any information regarding Parent, Merger Sub or the Merger provided to the Company by Parent specifically for inclusion in the Disclosure Materials. Neither the Company nor any Controlling Stockholder (nor, to the knowledge of the Company and the Controlling Stockholders, any other Person) has made any general solicitation or any general advertising as described in Rule 502(c) under the Securities Act in connection with the Parent Common Stock and the transactions contemplated under this Agreement and the Transaction Documents.

4.38     DISCLOSURE

         No representation or warranty of the Company or any Controlling Stockholder in this Agreement as modified by statements in the Disclosure
Schedule is inaccurate in any material respect or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

5.       REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company and the Controlling Stockholders as follows:

5.1      ORGANIZATION AND GOOD STANDING

         (a) Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has full corporate power and authority to conduct its business as it is now being conducted and to own or use the assets and properties that it purports to own or use. Each of Parent and Merger Sub is duly qualified to do business as a foreign corporation and is in good standing under the Laws of each state or other jurisdiction in which either the ownership or use of the assets or properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole.

         (b) Merger Sub has been organized for the specific purpose of engaging in the Merger and the other transactions contemplated hereby and has not incurred any liabilities, conducted any business, or entered into any contracts or commitments, in each case except such as are in furtherance of or incidental to such transactions.

5.2      AUTHORITY; NO CONFLICT

         (a) Parent and Merger Sub each has the corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which Parent or Merger Sub is a party, to consummate the Merger and the other transactions contemplated hereby and thereby and to perform their respective obligations under this Agreement and the Transaction Documents to which Parent or Merger Sub is a party. This Agreement has been duly authorized and approved, executed and delivered by Parent and Merger Sub and constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights in general, or by general principles of equity. Each of the Transaction Documents to which Parent or Merger Sub is a party constitutes the legal, valid and binding obligations of Parent and Merger Sub, enforceable against them in accordance with its terms except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights in general, or by general principles of equity.

         (b) Except as set forth in Section 5.2 of the Disclosure Schedule, neither the execution and delivery of this Agreement or any Transaction Document by Parent or Merger Sub nor the consummation or performance by Parent or Merger Sub of the Merger or any of the other transactions contemplated hereby or thereby, including issuance of the Parent Shares pursuant to this Agreement, directly or indirectly (with or without notice or lapse of time or both):

                  (i) contravenes, conflicts with, or results in a violation or breach of (A) any provision of the Organizational Documents of Parent or Merger Sub, (B) any resolution adopted by the board of directors or the stockholders of Parent or Merger Sub, (C) any legal requirement or any Order, award, decision, settlement or process to which Parent or Merger Sub or any of the assets or properties owned or used by them may be subject, or (D) any Governmental Permit held by Parent or Merger Sub;

                  (ii) results in a breach of or constitutes a default, gives rise to a right of termination, cancellation or acceleration, creates any entitlement to any payment or benefit, or requires the consent or approval of or any notice to or filing with any third Person, under any material Contract to which Parent or Merger Sub is a party or by which their respective assets or properties are bound, or requires the consent or approval of or any notice to or filing with any Governmental Authority to which either Parent, Merger Sub or their respective assets or properties are subject; or

                  (iii) results in the imposition or creation of any Encumbrance or Lien upon or with respect to any of the assets or properties owned or used by Parent or Merger Sub.

5.3      CAPITALIZATION; PARENT SHARES

         (a) The authorized capital stock of Parent consists of 2,000,000 shares of preferred stock, $.01 par value per share, of which as of the date of this Agreement no shares are issued or outstanding, and 50,000,000 shares of Parent Common Stock, of which as of November 4, 1999, 26,028,526 shares were issued and outstanding. All of the authorized and issued capital stock of Merger Sub is owned of record and beneficially by Parent.

         (b) The Parent Shares issuable as a result of the Merger have been duly authorized and upon the Effective Time will be validly issued, fully paid and nonassessable and, immediately after the Effective Time, will be entitled to one vote per share on all matters on which stockholders are entitled to vote under the DGCL.

5.4      FILINGS WITH THE COMMISSION

         (a) Parent has delivered or made available to the Company and each Company Stockholder a true, correct and complete copy of its Annual Report on Form 10-K for the year ended December 31, 1998 and Quarterly Reports on Form 10-Q for the quarter ended September 30, 1999 (collectively, the "Parent SEC Reports"). The Parent SEC Reports have been timely filed pursuant to the Exchange Act. Parent shall make available to the Company and each Company Stockholder true, correct and complete copies of each report filed by Parent with the Commission prior to Closing.

         (b) The Parent SEC Reports complied as to form in all material respects with the requirements of the Exchange Act in effect on the date of filing. The Parent SEC Reports, when filed pursuant to the Exchange Act, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (c) Each of the Parent financial statements (including the related notes) included in the Parent SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Parent as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of any unaudited interim financial statements included therein, to normal year-end adjustments and to absence of complete footnotes.

         (d) The Parent SEC Reports, together with any other information provided by Parent specifically for inclusion in the materials delivered to the Company Stockholders in connection with the approval of the Transaction Documents, as a whole and when read together, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.5      NO MATERIAL ADVERSE CHANGE

         Except as disclosed in writing to the Company or otherwise publicly disclosed by Parent or any of its Subsidiaries, since December 31, 1998, there has not been any material adverse change in the business, operations, properties, liabilities, results of operations, assets or condition (financial or otherwise) of Parent and its Subsidiaries, taken as a whole, and no event has occurred or circumstance exists that could reasonably be expected to result in a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole; provided that the effect of any of the following shall not be considered a material adverse effect: (a) general economic or financial conditions or (b) other developments that are not unique to Parent and/or its Subsidiaries but also affect other Persons who participate or are engaged in the lines of business in which the Parent and/or its Subsidiaries participate or are engaged.

5.6      LEGAL PROCEEDINGS

         Except as set forth in Section 5.6 of the Disclosure Schedule or otherwise publicly disclosed by Parent or any of its Subsidiaries, there is no pending Proceeding against Parent or Merger Sub that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby, or that otherwise could reasonably be expected to result in a Material Adverse Effect on Parent and its Subsidiaries, taken as whole. To the knowledge of Parent, no such Proceeding has been threatened.

5.7      BROKERS OR FINDERS

         Neither Parent nor Merger Sub nor any of their agents has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or financial advisory services or other similar payment in connection with this Agreement or the Transaction Documents or the transactions contemplated hereby or thereby.

5.8      POOLING-OF-INTERESTS

         Parent and Merger Sub have not taken or agreed to take any action, or caused any event or condition to occur, which would affect the ability of Parent to account for the transactions contemplated hereby as a pooling-of-interests for accounting purposes.

5.9      DISCLOSURE

         No representation or warranty of Parent or Merger Sub in this Agreement is inaccurate in any material respect or omits to state a material fact necessary to make the statements herein in light of the circumstances under which they were made, not misleading.

5.10     OWNERSHIP OF COMPANY STOCK

         Except for the Letter of Intent, as amended, between Parent, the Company and the Controlling Stockholders, none of Parent, Merger Sub, or any other Subsidiary of Parent beneficially owns, directly or indirectly, or is a party to any agreement, arrangement, or understanding with respect to the acquisition, holding, voting or disposition of any shares of the capital stock or other securities of the Company.

5.11     CONTINUITY OF BUSINESS ENTERPRISE

         It is the present intention of Parent and Merger Sub to continue at least one significant historic business line of the Company, or to use at least a significant portion of the Company's historic business assets in a business, in each case within the meaning of Section 1.368-1(d) of the Treasury Regulations.

5.12     PRIVATE PLACEMENT

         The issuance of the Parent Shares to the Company Stockholders pursuant to the Merger shall, when consummated in accordance with the provisions of the Transaction Documents, constitute a valid private placement under either Section 4(2) of the Securities Act or Regulation D of the rules promulgated under the Securities Act, assuming that (i) the representations and warranties of the Company and the Controlling Stockholders made to Parent and Merger Sub in connection with this Agreement and the Transaction Documents and the transactions contemplated by this Agreement and the Transaction Documents, and the representations and warranties contained in the Company Stockholder Representation Letters presented at the Closing, are true, complete and accurate (upon which assumption Parent and Merger Sub have relied without independent investigation); and (ii) each Company Stockholder complies with its agreements and covenants set forth in its respective Representation Letter presented at the Closing.

6.       COVENANTS

         The parties, as applicable, hereby covenant and agree as follows:

6.1      COVENANT NOT TO COMPETE AND OTHER COVENANTS

         (a) The parties understand and acknowledge that the provisions of this
Section 6.1 are necessary to protect the legitimate business interests of Parent, the Surviving Corporation and Parent's other Subsidiaries and affiliates and are fair and reasonable for numerous reasons, including:

         (1) Mr. Byron Denenberg was a substantial stockholder of the Company prior to the Merger and, as a result, he received significant economic benefit from the Merger and the other transactions contemplated hereby;

         (2) Mr. Denenberg's agreement to be bound by this Section 6.1 was a substantial condition to Parent and Merger Sub to enter into this Agreement; the restrictions contained in this Section 6.1 are necessary to protect the goodwill of the Company, all of which is being transferred to the Surviving Corporation pursuant to the Merger and the other transactions contemplated hereby; and

         (3) as a result of Mr. Denenberg's ownership of Company Capital Stock prior to the Merger, Mr. Denenberg has had, and may continue to have, access to significant confidential, proprietary or trade secret information of the Company and the Company Subsidiaries, so that, if Mr. Denenberg was employed by a competitor of Parent or any of its Subsidiaries or affiliates, there would be a substantial risk to Parent, the Surviving Corporation and/or Parent's other Subsidiaries and affiliates of Mr. Denenberg's use of its or their confidential, proprietary or trade secret information.

                  Based on the foregoing, for a period of five years from the Effective Time, absent Parent's Board of Directors' prior written approval, Mr. Denenberg will not directly or indirectly:

                  (i) render any services to, or engage in any activities for, any other Person with respect to any product, process, technology or service, in existence or under development which substantially competes with a product, process, technology or service of (x) the Company prior to or as of the Closing Date; or (y) the Surviving Corporation, Parent, any Subsidiary or affiliate thereof or any successor thereto, to the extent such product, process, technology or service is related to, arises out of, or evolved from the business or goodwill of the Company prior to or as of the Closing Date, except that Mr.
         Denenberg may remain on the Board of Directors of Fiberchem, Inc.;

                  (ii) recruit, solicit or encourage employees, agents, consultants and representatives of Parent or any of its Subsidiaries (including the Surviving Corporation) or any of their affiliates to terminate his, her or its relationship with Parent or any of its Subsidiaries (including the Surviving Corporation) or any of their affiliates or offer or caused to be offered employment to any Person who is or was employed by Parent or any of its Subsidiaries (including the Surviving Corporation) or any of their affiliates at any time, except that the provisions of this subsection (ii) shall not apply if any such employees, agents, consultants or representatives initiates contact with Mr. Denenberg or any entity controlled by or affiliated with Mr. Denenberg for the purpose of exploring employment opportunities with Mr. Denenberg or an entity controlled by Mr. Denenberg; or

                  (iii) entice, induce or encourage any employee, agent, consultant, or representative of Parent or any of its Subsidiaries (including the Surviving Corporation) or any of their affiliates to engage in any activity which, were it done by Mr. Denenberg, would violate any provision of this Section 6.1.

         If Mr. Denenberg acts in violation of this Section 6.1, the number of days that Mr. Denenberg is in violation will be added to the time period during which this Section 6.1 is to be effective.

         (b) Mr. Denenberg acknowledges and agrees that any breach by him of any of the provisions of this Section 6.1 will result in irreparable and continuing damage to Parent and/or the Surviving Corporation and that a remedy at law for any breach or threatened breach by Mr. Denenberg of the provisions of this
Section 6.1 would be inadequate, and Mr. Denenberg therefore agree that Parent or the Surviving Corporation shall be entitled, without the posting of a bond, to temporary, preliminary and permanent injunctive relief in case of any such breach or threatened breach. Nothing in this Agreement shall be construed to prohibit the Parent or the Surviving Corporation from pursuing any other remedy available to it, whether at law or in equity or otherwise, the parties having agreed that all remedies are cumulative.

6.2      BEST EFFORTS; FURTHER ACTION

         (a) Upon the terms hereof, each of the parties hereto shall use its reasonable best efforts (exercised diligently and in good faith), at Parent's expense, to take, or cause to be taken, all actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents, authorizations and approvals and to effect all necessary registrations and filings.

         (b) Notwithstanding any provision of this Agreement to the contrary, Parent shall not be obligated to divest, abandon, license, dispose of, hold separate or take similar action with respect to any portion of the business, assets or properties (tangible or intangible) of Parent, any of its Subsidiaries or the Company in connection with seeking to obtain or obtaining any waiver, consent, authorization or approval of any Person associated with the consummation of the transactions contemplated hereby or otherwise.

         (c) If, at any time after the Effective Time, any such further action is reasonably necessary to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary or desirable action.

6.3      POOLING ACCOUNTING AND TAX TREATMENT

         Each party hereto shall use its best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling-of-interests. Each party hereto shall use its best efforts to cause its respective employees, officers, directors, stockholders, Subsidiaries and affiliates not to take any action that would adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling-of-interests. None of Parent, Merger Sub, the Company, any Company Subsidiary or any Controlling Stockholder shall take any action, including, without limitation, the acceleration of vesting of any options, restricted stock or other rights to acquire shares of the capital stock of the Company, which reasonably would be expected to (i) interfere with Parent's ability to account for the Merger as a pooling-of-interests or (ii) cause the Merger to fail to qualify as a tax-free reorganization under Section 368 of the Code.

6.4      LASALLE BANK

         Concurrently with the Closing, Parent either shall (A) pay to LaSalle Bank National Association (the "Bank"), by wire transfer of immediately available funds, an amount to satisfy the Company's debt obligations to the Bank and cause the Bank to release all Liens on the Company Capital Stock and all other collateral and deliver all collateral in its possession to Parent (for purposes of exchange by the applicable beneficial owner thereof for the Parent Shares under this Agreement) or (B) release the pledges of Company Capital Stock or stock of any of the Company Subsidiaries by Byron A. Denenberg, KB Partners, L.L.C. and the Company and cause the Bank to release all Liens on the Company Capital Stock or stock of any Company Subsidiary that relates to such pledges and deliver the certificates evidencing Company Capital Stock or stock of any Company Subsidiary in its possession to Parent (for purposes of exchange by the applicable beneficial owner thereof for the Parent Shares under this Agreement). In the case of clause (A) above, concurrently with the Closing, the Company shall cause the Bank to provide Parent with a pay-off letter satisfactory to Parent. In the case of clause (B) above, concurrently with the Closing, the Company shall cause the Bank to provide Parent with a consent to the Merger and the other transactions contemplated by this Agreement and a waiver with respect to any default that may otherwise exist by reason thereof, in each case, as approved by Parent.

6.5      LABOR MATTERS

         The Parent shall, and shall cause the Surviving Corporation to, comply in all material respects with WARN after the Closing.

7.       ADDITIONAL COVENANTS OF PARENT AND MERGER SUB

         Each of Parent and Merger Sub, jointly and severally, hereby covenants and agrees as follows:

7.1      EMPLOYMENT MATTERS

         (a) As soon as reasonably practicable following the Effective Time, and subject to applicable law, each employee of the Company or any Company Subsidiary who is employed in the United States as of the Closing Date and who becomes an employee of Parent or the Surviving Corporation in the United States immediately following the Closing (each, a "Continuing Employee") shall be eligible to participate in Parent's employee benefit plans subject to the terms and conditions of such plans.

         (b) For purposes of eligibility, vesting and, except with respect to any pension benefit plan, calculation of benefits under each of Parent's employee benefit plans, programs and arrangements in which a Continuing Employee becomes a participant, Parent shall grant, or shall cause the Surviving Corporation to grant, each such Continuing Employee credit for all service with the Company or a Company Subsidiary to the extent such service was credited under the corresponding Company or Company Subsidiary Employee Benefit Plan, if any, provided no credit will be given for any service that would result in a duplication of benefits under any such plan.

         (c) Parent shall provide, or shall cause the Surviving Corporation to provide, to each Continuing Employee (and each Continuing Employee's beneficiaries and dependents) immediate coverage under a health benefit plan that is an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that is maintained by the Surviving Corporation or Parent solely for the benefit of its employees. Parent shall waive, or cause the Surviving Corporation to waive, any applicable pre-existing condition exclusion (to the extent such exclusion did not apply to a pre-existing condition under the corresponding Company or Company Subsidiary Employee Benefit Plan, if any) under any such health benefit plan, and, for purposes of any applicable deductibles, co-payments or out-of-pocket maximums under any such health benefit plan, each Continuing Employee shall receive credit under such health benefit plan for all amounts paid by them under the Company's or Company Subsidiary's health benefit plan.

         (d)      Intentionally omitted.

         (e) It is expressly agreed that the provisions of this Section 7.1 are not intended to be for the benefit of or otherwise enforceable by any third Person, including, without limitation, any employee of the Company or any Company Subsidiary, or any collective bargaining unit or employee organization.

         (f) Nothing herein shall prevent Parent, Merger Sub, the Company or the Surviving Corporation from amending or modifying any employee benefit plan, program or arrangement as permitted thereby in any respect or terminating or modifying the terms and conditions of employment or other service of any particular employee or any other Person. Nothing contained in this Agreement shall create or imply any obligation on the part of Parent, Merger Sub, the Company or the Surviving Corporation to provide any continuing employment right to any individual.

         (g) On or promptly following the Closing Date, Parent shall issue non-qualified stock options to those Continuing Employees in those amounts specified by Peter Kirlin and Jim Burns (or any other Parent officer designated by Parent) consistent with Parent's guidelines associated with incentive compensation and option grants; provided that such options shall not exceed that number which is exercisable into 150,000 shares of Parent Common Stock (subject to adjustment pursuant to the applicable Non-Qualified Stock Option Agreement); such options shall vest yearly over a period of five years and have an exercise price reflecting the fair market value of the Parent Common Stock as of the date of grant, all as more specifically set forth in, and subject to, that certain Non-Qualified Stock Option Agreement by and between Parent and each Continuing Employee, which shall be based on Parent's standard form thereof for similarly situated employees of Parent; and the Continuing Employees shall not be eligible to receive any other options exercisable into shares of Parent Common Stock (for which they might otherwise be eligible but for this Section 7.1(g)) during the one-year period following the Closing Date. The parties acknowledge and agree that the issuance of options to the specified Continuing Employees pursuant to this Section 7.1(g) is being made solely as incentive compensation for services to be rendered by such Continuing Employees to Parent or the Surviving Corporation.

7.2      NASDAQ LISTING

         The shares of Parent Common Stock issuable to the Company Stockholders pursuant to this Agreement shall be approved for listing on the Nasdaq National Market subject to issuance at the Effective Time.

7.3      RECERTIFICATION

         Promptly upon the written request of KB Partners, L.L.C. or High Street Capital, L.L.C., Parent shall cause the shares of Parent Common Stock issued to such Persons to be recertificated into the names of the beneficial owners of such Persons in proportion to their respective percentage interest ownership in such entities; provided, however, that Parent shall not be obligated to recertificate such shares unless and until all such Persons execute documentation in form acceptable to Parent making customary representations and warranties and subjecting such Persons to the same limitations and restrictions with respect to such shares as KB Partners, L.L.C. and High Street Capital, L.L.C., and any recertification of shares under this Section 7.3 shall be subject to the conditions specified in Section 2.8(e) of this Agreement and to the provisions of any applicable laws.

7.4      TAX MATTERS

         (a) Parent and Surviving Corporation will continue at least one significant historic business line of the Company, or use at least a significant portion of the Company's historic business assets in a business, in each case within the meaning of Section 1.368-1(d) of the Treasury Regulations.

         (b) Parent or any "related party" to Parent (as defined under Section 1.368-1(e)(3) of the Treasury Regulations) has (i) no plan or intention to, and except as expressly set forth herein will not, acquire, directly or indirectly (as set forth under Section 1.368-1(e)(6), examples 4 and 5), any of the Company's stock prior to the Closing (ii) no plan or intention to acquire directly or indirectly (as set forth under Section 1.368-1(e)(6), examples 4 and 5) from holders of Company Capital Stock any Parent Common Stock issued in the Merger (other than as part of an ongoing stock repurchase program of Parent meeting the requirements of Treasury Regulation Section 1.368-1(e)(6), example 8 or consistent with the Escrow Agreement).

8.       DELIVERABLES OF THE COMPANY AND THE CONTROLLING STOCKHOLDERS

         The Company and the Controlling Stockholders shall deliver to Parent and Merger Sub the following items at the Closing:

         (a) Favorable certificates, dated the Closing Date, signed by the Company and the Controlling Stockholders as to the matters set forth below:

                  (i) The representations and warranties of the Company and the Controlling Stockholders contained in this Agreement or in the Disclosure Schedule or any certificate delivered pursuant hereto, without giving effect to any qualification as to materiality (or any variation of such term) contained in any representation or warranty, are complete and correct in all material respects as of the Closing Date.

                  (ii) The Company and the Controlling Stockholders have taken all necessary corporate or other actions to consummate the transactions contemplated hereby and have performed and complied in all material respects with each covenant, agreement and condition required by this Agreement to be performed or complied with by them at or prior to the Effective Time.

         (b) All waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made, by the Company or the Controlling Stockholders, for the authorization, execution and delivery of this Agreement, the consummation by it or them of the transactions contemplated hereby and the continuation in full force and effect of any and all material rights, documents, instruments or Contracts of the Company and the Company Subsidiaries.

         (c) The employment agreements with Parent or the Surviving Corporation to be effective on the Closing Date (the "Employment Agreements"), executed by Gordon Frank and Dr. Peter Robertson, substantially in the form of Exhibits 8(c)(i) and 8(c)(ii), respectively, to this Agreement.

         (d) An opinion of Vedder, Price, Kaufman & Kammholz, dated the Closing Date and addressed to Parent and Merger Sub, as to the matters set forth on
Exhibit 8(d) hereto.

         (e) The Escrow Agreement, duly executed and delivered by the Escrow Agent, the Company and the other parties thereto excepting Parent.

         (f) A letter from Arthur Andersen, LLP, independent certified public accountants of the Company, regarding the appropriateness of pooling-of-interests accounting for the Merger under APB 16 if closed and consummated in accordance with this Agreement. Such letter shall be in form and substance reasonably satisfactory to Parent.

         (g) A written agreement in the form attached hereto as Exhibit 8(g) (an "Affiliate Agreement"), which shall be in full force and effect, from each Person who is identified in the Affiliate Letter as an "affiliate" of the Company, in connection with restrictions on "affiliates" (as defined for purposes of Rule 145) under the Pooling Rules from each Person who is identified as an "affiliate" of the Company in the Affiliate Letter.

         (h)      Not used.

         (i) With respect to the following Facilities, Buffalo Grove, Il. and Hohenschaeftlarn, Germany, a satisfactory Phase I environmental audit report and, if a Phase I environmental audit report is not deemed sufficient by Parent, such other satisfactory environmental-based documentation and studies as Parent may request, including a Phase II environmental audit report.

         (j) Representation Letters, in the form of Exhibit 8(j) to this Agreement, executed by each holder of Company Capital Stock, together will all applicable purchaser representative letters and spouse's consents as provided in such Representation Letters.

         (k) Letters (together with the affiliate letters delivered by Parent, the "Affiliate Letters") identifying all Persons who are, immediately prior to the Effective Time, "Affiliates" of the Company for purposes of Rule 145 under the Securities Act ("Rule 145"), or the rules and regulations of the Commission relating to pooling-of-interests accounting treatment for merger transactions (the "Pooling Rules").

         (l) A Registration Rights Agreement (the "Registration Rights Agreement") in the form attached as Exhibit 8(l) hereto.

         (m) Evidence in form satisfactory to Parent and Merger Sub that this Agreement, the Merger and the other transactions contemplated hereby shall have been duly approved by Company Stockholders owning, of record and beneficially, at least 90% of the issued and outstanding Company Capital Stock in accordance with the DGCL.

         (n) All documents required to be delivered by the Company in accordance with Section 6.4. In addition, each of Bayerische LfA, Dresdner Bank and Commerzbank shall have consented to the Merger and the other transactions contemplated by this Agreement and shall have waived any default that may otherwise exist by reason thereof, in each case, as approved by Parent.

         (o) A copy of the Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware, and a Certificate of Good Standing from the Secretary of its State of the State of Delaware, and certified copies of all Organizational Documents of each Company Subsidiary and, where available, Certificates of Good Standing for each Company Subsidiary from the jurisdiction of its formation.

         (p) All certificates and documents evidencing all of the Company Capital Stock, together with all documents pursuant to Section 2.7.

         (q) Agreements terminating the employment agreements set forth on
Schedule 8(q) of this Agreement.

9.       DELIVERABLES OF PARENT AND MERGER SUB

         Parent and Merger Sub shall deliver to the Company and the Controlling Stockholders the following items at the Closing:

         (a) A favorable certificate, dated the Closing Date, signed by Parent and Merger Sub as to the matters set forth below:

                  (i) The representations and warranties of Parent and Merger Sub contained in this Agreement or in the Disclosure Schedule or any certificate delivered pursuant hereto, without giving effect to any qualification as to materiality (or any variation of such term) contained in any representation or warranty, are complete and correct in all material respects as of the Closing Date.

                  (ii) The Parent and Merger Sub have taken all necessary corporate or other actions to consummate the transactions contemplated hereby and have performed and complied in all material respects with each covenant, agreement and condition required by this Agreement to be performed or complied with by them at or prior to the Effective Time.

         (b) Executed copies of the Employment Agreements, the Registration Rights Agreement and the Escrow Agreement.

         (c)      Not used.

         (d) An opinion of Kramer Levin Naftalis & Frankel LLP, dated the Closing Date and addressed to the Company and the Controlling Stockholders, as to the matters set forth on Exhibit 9(d) hereto.

         (e) Affiliate Letters identifying all Persons who are, immediately prior to the Effective Time, anticipated to be "affiliates" of the Parent, as the case may be, for purposes of the Pooling Rules.

         (f) An Affiliate Agreement executed by each Person who is identified as an "affiliate" of the Parent in the Affiliate Letters in connection with restrictions on affiliates under the Pooling Rules.

         (g) A copy of the Certificate of Incorporation of Parent and Merger Sub, certified by the Secretary of State of the State of Delaware, and a Certificate of Good Standing from the Secretary of State of the State of Delaware.

         (h) Stock certificates of Parent in the name of each Company Stockholder representing the number of shares of Parent Common Stock issuable to such stockholder pursuant to the terms of this Agreement.

         (i) A written tax opinion of Ernst & Young LLP (the "Tax Opinion"), dated as of the Closing Date, addressed to Parent and reasonably acceptable to the Company, together with a letter from Ernst & Young LLP addressed to and reasonably acceptable to the Company stating that the Tax Opinion may be relied upon by the Company, substantially to the effect that (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and Parent, Merger Sub and the Company will each be a "party to a reorganization" with respect to the Merger within the meaning of Section 368(b) of the Code; (ii) neither the Company nor Parent will recognize any gain or loss as a result of the Merger; (iii) no gain or loss will be recognized by a holder of Company Capital Stock who receives shares of Parent Common Stock as set forth in the Agreement upon the conversion of such holder's shares of Company Capital Stock into Parent Common Stock. A holder of Company Capital Stock who receives cash in lieu of a fractional interest in a share of Parent Common Stock will recognize gain or loss, which will be capital gain or loss provided that the shares of Company Capital stock were held as capital assets, equal to the difference between the amount of cash received and the ratable portion of the holder's tax basis in the shares of Company Capital Stock being converted pursuant to the Merger that is allocated to such fractional interest; (iv) the tax basis of the shares of Parent Common Stock received by a former holder of Company Capital Stock pursuant to the Merger in the aggregate will be the same as the holder's tax basis in the shares of Company Capital Stock being converted pursuant to the Merger, reduced by the ratable portion of such tax basis that is allocable to any fractional interest in a share of Company Capital Stock with respect to which cash is being received; (v) the holding period of the shares of Parent Common Stock received by a former holder of Company Capital Stock pursuant to the Merger will include the holder's holding period with respect to the shares of Company Capital Stock being converted pursuant to the Merger, provided that the shares of Company Capital Stock converted pursuant to the Merger were held as capital assets in the hands of the former holder of Company Capital Stock on the date of the conversion; and (vi) no gain or loss will be recognized by a holder of warrants to purchase Company Capital Stock who receives warrants to purchase Parent Common Stock in exchange therefor pursuant to the Agreement. Each of the Company, Parent, and Merger Sub agrees to provide all customary and necessary representations to Ernst & Young LLP as are reasonably requested to allow it to prepare and issue the Tax Opinion.

         (j) All documents required to be delivered by Parent in accordance with
Section 6.4.

10.      INDEMNIFICATION

10.1     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS

         (a) Except as otherwise provided in this Section 10.1, the representations, warranties, covenants and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any affiliate of such party or any of their officers, directors or representatives, whether prior to or after the execution of this Agreement.

         (b) The parties' representations and warranties in this Agreement or in any document or instrument delivered pursuant to this Agreement shall survive the Merger and the Closing and continue until 5:00 p.m., New York time, on the date that is one (1) year following the Effective Time (the "Expiration Date"). Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under Section 10.2 or 10.3 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if the Escrow Fund has not been depleted in the entirety and notice of the inaccuracy or breach thereof shall have been given to the party against whom such indemnity may be sought prior to such Expiration Date.

10.2 OBLIGATION OF THE COMPANY AND THE CONTROLLING STOCKHOLDERS TO INDEMNIFY, REIMBURSE, ETC.

         Subject to the provisions of Section 10.4, the Company and its stockholders, including but not limited to the Controlling Stockholders, and their respective successors and permitted assigns, jointly and severally, shall indemnify, reimburse, defend and hold harmless Parent, Merger Sub and the Surviving Corporation and each of their successors and permitted assigns and each of their respective directors, officers, employees, affiliates, Subsidiaries and their respective successors and permitted assigns (each a "Parent Indemnitee") from and against all Losses resulting from, imposed upon, incurred or suffered by any of them, directly or indirectly, based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Company or any Controlling Stockholder. For purpose of this Agreement, "Losses" shall mean any claims, losses, liabilities, damages, causes of action, costs and expenses (including reasonable attorneys', accountants', consultants' and experts' fees and expenses) actually incurred, net of any insurance proceeds which the indemnitee actually receives by virtue of such claims, losses, liabilities, damages, causes of action, costs and expenses.

10.3     OBLIGATION OF PARENT TO INDEMNIFY, REIMBURSE, ETC.

         Subject to the provisions of Section 10.4, Parent and Merger Sub and their respective successors and permitted assigns, jointly and severally, shall indemnify, reimburse, defend and hold harmless the Company and the Controlling Stockholders and each of their successors and permitted assigns and each of their respective directors, officers, employees, affiliates, Subsidiaries and their respective successors and assigns (each a "Company Indemnitee") from and against any Losses resulting from, imposed upon, incurred or suffered by any of them, directly or indirectly, based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement of Parent or Merger Sub.

10.4     LIMITS ON INDEMNIFICATION, REIMBURSEMENT, ETC.

         (a) No Parent Indemnitee or Company Indemnitee shall have any right to seek indemnification, reimbursement or defense under this Agreement or the Escrow Agreement until Losses which would otherwise be indemnifiable hereunder, and have been incurred by such party and other indemnitees associated with or related to such party, exceed $250,000 in the aggregate, at which point the entire amount of such Losses shall be fully indemnifiable subject to this
Section 10.4.

         (b) The Parent Indemnitees' sole right and remedy for indemnification and reimbursement under this Agreement and the Escrow Agreement shall be limited to the shares and other assets in the Escrow Fund. The Company Indemnitees' sole right and remedy for indemnification and reimbursement under this Agreement, the Registration Rights Agreement and the Escrow Agreement shall be limited to the value of the shares and other assets in the Escrow Fund as of the Closing Date (as determined in accordance with the Escrow Agreement).

         (c) No Parent Indemnitee shall have any right to seek indemnification, reimbursement or defense under this Agreement or the Escrow Agreement in respect of Losses after the date of issuance of the first independent audit report with respect to the financial statements of Parent after the Effective Time if a claim in respect of such Losses is of a type expected to be encountered in the course of an audit performed in accordance with generally accepted auditing standards.

10.5     ESCROW ARRANGEMENTS

         Concurrent with the Effective Time, the Escrow Amount shall be placed in the Escrow Fund, to be governed by the terms of the Escrow Agreement. The Escrow Fund shall be available to compensate the Parent Indemnitees for Losses in accordance with Section 10.2. The terms and conditions of the Escrow Fund shall be set forth more fully in the Escrow Agreement. The Escrow Fund shall terminate in accordance with the Escrow Agreement.

10.6     INDEMNIFICATION PROCEDURES

         (a) Notice. Whenever any third Person claim shall arise for which indemnification may be sought hereunder (a "Claim"), the party entitled to indemnification (the "Indemnitee") shall promptly, and in any event within fifteen days, give notice to the party obligated to provide indemnity (the "Indemnitor") with respect to the Claim after the receipt by the Indemnitee of reliable information as to the facts constituting the basis for the Claim, the amount of the Claim and copies of all information provided to the Indemnitee by the third party making the Claim with respect thereto; but the failure to timely give such notice shall not relieve the Indemnitor from any obligation under this Agreement, except to the extent, if any, that the Indemnitor is materially prejudiced thereby. Nothing herein shall preclude the Indemnitor from disputing any indemnification request associated with a Claim.

         (b) Defense. (i) Upon delivery of notice from the Indemnitee of a Claim, the Indemnitee may elect to assume the defense of such Claim by selecting counsel to defend the Indemnitee against the matter from which the Claim arose, at the Indemnitor's sole cost, risk and expense, subject to Indemnitor's right of dispute as set forth in clause (a) above. The Indemnitor shall cooperate in all reasonable respects, at the Indemnitor's sole cost, risk and expense, with the Indemnitee and its counsel in the investigation, trial, defense and any appeal arising from the matter from which the Claim arose and shall deliver to the Indemnitee or its counsel copies of all pleadings and other information within the Indemnitor's knowledge or possession reasonably requested by the Indemnitee or its counsel that are relevant to the defense of the subject of any such Claim and that will not prejudice the Indemnitor's position, claims or defenses. The Indemnitor shall not be liable for any settlement effected without its prior consent, such consent not to be unreasonably withheld. If the subject of any Claim results in a judgment or settlement consistent with the terms of this Section 10.6(b), the Indemnitor shall promptly pay such judgment or settlement. The Indemnitee shall consult with the Indemnitor in good faith and in a commercially reasonable manner, including providing notice of any significant development in the defense of any Claim, in connection with the defense of any Claim under this Section 10.6(b)(i).

                  (ii) In the event that the Indemnitee elects not to assume the defense of such Claim, the Indemnitor shall assume the defense of such Claim by providing counsel (such counsel subject to the reasonable approval of the Indemnitee) to defend the Indemnitee against the matter from which the Claim arose, at the Indemnitor's sole cost, risk and expense. The Indemnitee shall cooperate in all reasonable respects, at the Indemnitor's sole cost, risk and expense, with the Indemnitor and its counsel in the investigation, trial, defense and any appeal arising from the matter from which the Claim arose. The Indemnitor shall have the right to elect to settle any claim for monetary damages without the Indemnitee's consent only if the settlement includes a complete release of the Indemnitee. Any other settlement will be subject to the consent of the Indemnitee. The Indemnitor may not admit any liability of the Indemnitee or waive any of the Indemnitee's rights without the Indemnitee's prior consent.

11.      GENERAL PROVISIONS

11.1     EXPENSES

         Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective fees, costs and expenses incurred in connection with the preparation, execution, delivery and performance of this Agreement, including all fees, costs and expenses of agents, representatives, counsel and accountants; provided, however, that the reasonable fees, costs and expenses of the Controlling Stockholders shall be paid by the Company, as the Company has determined that such items are in furtherance of the Company's interest and primarily benefit the Company; provided further that the Company shall not pay any such fees, costs and expenses of the Controlling Stockholders relating to any legal services provided by any entity other than Vedder, Price, Kaufman & Kammholz.

11.2     CONVEYANCE DOCUMENTS AND TAXES

         The parties shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real or personal property transfer or any gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed, whether before, on or after the Effective Time.

11.3     PUBLIC ANNOUNCEMENTS

         Unless required by law, any public announcement or similar publicity with respect to this Agreement, the Closing, the Merger or the other transactions contemplated hereby will be issued, if at all, at such time and in such manner as Parent determines with the concurrence of the Company, which concurrence shall not be unreasonably withheld or delayed by the Company. Unless disclosure is consented to by Parent in advance or required by law or disclosure has otherwise already been made, the Company and the Controlling Stockholders shall keep this Agreement and the transactions contemplated hereby strictly confidential and may not make any disclosure of this Agreement or such transactions to any Person other than its or their directors, officers, employees or agents who need to know such information to enable the Company and the Controlling Stockholders to comply with this Agreement, provided that each such director, officer, employee or agent shall agree, for the benefit of Parent, to maintain the confidentiality of such information as provided in this
Section 11.3. The Company and Parent will consult with each other concerning the means by which the Company's and the Company Subsidiaries' employees, customers and suppliers and other Persons having dealings with the Company and/or the Company Subsidiaries will be informed of this Agreement, the Closing, the Merger and the other transactions contemplated hereby, and representatives of Parent may at its option be present for any such communication.

11.4     NOTICES

         All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by fax (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses or fax numbers set forth below (or to such other address, person's attention or fax number as a party may designate by notice to the other parties given in accordance with this Section 11.4):

                  (a)      If to Parent or Merger Sub:

                              ATMI, Inc.
                              7 Commerce Drive
                              Danbury, CT  06810
                              Telecopier No.:  (203) 797-2546
                              Telephone No.:  (203) 794-1100
                              Attention:  Daniel P. Sharkey

                  With a copy to:

                              Kramer Levin Naftalis & Frankel LLP
                              919 Third Avenue
                              New York, NY  10022
                              Telecopier No.:  (212) 715-8000
                              Telephone No.:  (212) 715-9100
                              Attention:  Howard T. Spilko

                  (b)      If to the Company or the Controlling Stockholders:

                              MST Analytics, Inc.
                              c/o KB Partners, LLC
                              500 Skokie Boulevard
                              Suite 446
                              Northbrook, IL 60062
                              Telecopier No.:  (847) 714-0446
                              Telephone No.:  (847) 714-0445
                              Attention:  Mr. Byron Denenberg

                  With a copy to:

                              Vedder, Price, Kaufman & Kammholz
                              222 North La Salle Street
                              Chicago, IL  60601
                              Telecopier No.:  (312) 609-5005
                              Telephone No.:  (312) 609-7500
                              Attention:  Michael A. Nemeroff

11.5     JURISDICTION; SERVICE OF PROCESS

         Any Proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Delaware or the United States District Court for the State of Delaware, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such Proceeding and waives any objection to venue laid therein. Service of process or any other papers in any such Proceeding may be made by registered or certified mail, return receipt requested, pursuant to the provisions of Section 11.4.

11.6     FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE

         No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

11.7     ENTIRE AGREEMENT AND MODIFICATION

         This Agreement supersedes all prior agreements, whether written or oral, between or among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) the entire agreement among the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by each party hereto.

11.8     ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

         No party may assign any of its rights under this Agreement without the prior written consent of the other parties except that Parent may assign any of its rights, but not its obligations, under this Agreement to any direct wholly-owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties and their respective heirs and personal representatives. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement and the Persons contemplated by Article 10 any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

11.9     SEVERABILITY

         If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to such party or circumstances other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law. If the final judgment of a court of competent jurisdiction declares that any item or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases and to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

11.10    SECTION HEADINGS, CONSTRUCTION

         The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. In this Agreement
(i) words denoting the singular include the plural and vice versa, (ii) "it" or "its" or words denoting any gender include all genders, (iii) the word "including" shall mean "including without limitation," whether or not expressed,
(iv) any reference to a statute shall mean the statute and any regulations thereunder in force as of the date of this Agreement or the Effective Time, as applicable, unless otherwise expressly provided, (v) any reference herein to a Section, Article, Schedule or Exhibit refers to a Section or Article of or a Schedule or Exhibit to this Agreement, unless otherwise stated, and (vi) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a business day, then the period shall end on the next day which is a business day. Each party acknowledges that he, she or it has been advised and represented by counsel in the negotiation, execution and delivery of this Agreement and accordingly agrees that if an ambiguity exists with respect to any provision of this Agreement, such provision shall not be construed against any party because such party or its representatives drafted such provision.

11.11    GOVERNING LAW

         This Agreement will be governed by the internal laws of the State of Delaware without regard to principles of conflict of laws.

11.12    COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

11.13    STOCKHOLDER REPRESENTATIVE

         (a) The Stockholder Representative, on behalf of the Company Stockholders, shall be authorized to take any action and to make and deliver any certificate, notice, consent or instrument required or permitted to be made or delivered under this Agreement or the Escrow Agreement or under the documents referred to in this Agreement (an "Instrument") which the Stockholder Representative determines in his discretion to be necessary, appropriate or desirable, and, in connection therewith, to hire or retain, at the sole expense of the Company Stockholders, such counsel, investment bankers, accountants, representatives and other professional advisors as he determines in his sole and absolute discretion to be necessary, advisable or appropriate in order to carry out and perform his rights and obligations hereunder. Any party receiving an Instrument from the Stockholder Representative shall have the right to rely in good faith upon such Instrument, and to act in accordance with the Instrument without independent investigation.

         (b) During the period from the date of this Agreement and ending upon the date when all obligations under this Agreement have been discharged (including all indemnification obligations under Section 10 of this Agreement), the Controlling Stockholders may, from time to time, upon written notice to the Stockholder Representative and Parent, remove the Stockholder Representative. Furthermore, if the Stockholder Representative dies, becomes incapacitated, resigns or is removed by the Controlling Stockholders, the Controlling Stockholders shall appoint a successor Stockholder Representative to fill the vacancy so created. If the Controlling Stockholders are required to but have not appointed a successor Stockholder Representative within fifteen business days, Parent shall have the right to appoint a successor Stockholder Representative and shall advise all those who were Company Stockholders immediately prior to the Effective Time of such appointment by written notice. A copy of any appointment by the Controlling Stockholders of any successor Stockholder Representative shall be provided to Parent promptly after it shall have been effected.

         (c) The parties acknowledge and agree that the Stockholder Representative is acting as such as a matter of convenience to the Company Stockholders and shall have no liability whatsoever under this Agreement or the Escrow Agreement for his actions taken in furtherance of the authority granted in this Agreement except to the extent of his obligations as a Company Stockholder or Controlling Stockholder.

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                           ATMI, INC.


                                           By:
                                                --------------------------------
                                                Name:
                                                Title:


                                           FOG ACQUISITION CORPORATION


                                           By:
                                                --------------------------------
                                                Name:
                                                Title:


                                           MST ANALYTICS, INC.


                                           By:
                                                --------------------------------
                                                Name:
                                                Title:


                                           CONTROLLING STOCKHOLDERS


                                           -------------------------------------
                                           Byron A. Denenberg


                                           KB PARTNERS, L.L.C.


                                           By:
                                                --------------------------------
                                                Name:
                                                Title:

Exhibits:

Exhibit 2.8:         Form of Escrow Agreement
Exhibit 8(c)(i):     Employment Agreement with Gordon Frank
Exhibit 8(c)(ii):    Employment Agreement with Dr. Peter Robertson
Exhibit 8(d):        Matters to be Addressed in Opinion of the Company's Counsel
Exhibit 8(g):        Form of Affiliate Agreement
Exhibit 8(j):        Form of Stockholder Representation Letter
Exhibit 8(l):        Form of Registration Rights Agreement
Exhibit 9(d):        Matters to be Addressed in Opinion of Parent's Counsel

Schedules:

Schedule 1:          Key Employees
Schedule 2:          Disclosure Materials
Schedule 8(q):       Employment Agreements

Disclosure Schedule:

Section 2.7(a):      Conversion Shares Received by Company Stockholders
Section 2.7(d):      Option and Warrant Agreements and Instruments
Section 3.1:         Authority; No Conflict
Section 3.2:         Ownership of Shares; Stockholder Agreements
Section 4.1:         Organization and Good Standing
Section 4.2:         Authority; No Conflict
Section 4.3:         Capitalization; Voting Agreements
Section 4.4:         Books and Records
Section 4.5:         Financial Statements
Section 4.6:         Undisclosed Liabilities
Section 4.7:         Material Adverse Change
Section 4.8:         Taxes
Section 4.10:        Title to Properties; Encumbrances; Liens
Section 4.12:        Compliance with Laws; Governmental Authorizations
Section 4.13:        Legal Proceedings
Section 4.14:        Absence of Certain Changes and Events
Section 4.15(a):     Contracts
Section 4.15(b):     Validity of Contracts
Section 4.15(c):     Compliance with Terms of Contracts
Section 4.16:        Insurance
Section 4.17:        Environmental Matters
Section 4.18:        Employees
Section 4.19(a):     Employee Benefits
Section 4.19(f):     Welfare Plans
Section 4.19(j): Certain Employees, Officers and Directors of the Company and Company Subsidiaries
Section 4.19(k):     Certain Agreements

Section 4.19(m):     No Payments of Certain Benefits
Section 4.19(s):     No Severance Benefits or Leased Employees
Section 4.20:        Labor Relations
Section 4.21(c):     Intellectual Property Contracts
Section 4.21(d):     Patents
Section 4.21(e):     Trademarks
Section 4.21(f):     Copyrights
Section 4.23:        Relationships with Related Persons
Section 4.24:        Brokers or Finders
Section 4.25:        Deposit Accounts
Section 4.27:        Customer Relationships
Section 4.30:        Outstanding Indebtedness
Section 4.31:        Suppliers; Raw Materials Contractors
Section 4.32:        Customers
Section 4.33:        Year 2000 Compliance
Section 4.35:        Inventories
Section 4.36:        Product Warranties
Section 5.2:         Authority; No Conflict
Section 5.6:         Legal Proceedings

                                   SCHEDULE 1

                                  Key Employees


Christoph Braden
Tom Chatterton
Paul Decker
Gordon Frank
Gerhard Hoog
Peter Koller
Renate Merkel
Nelson Rivera
Peter Robertson.
Vining Sherman
Ernesto Szombach

                                   SCHEDULE 2

                              Disclosure Materials

1.  Disclosure/Consent Solicitation Statement, together with cover letter
2.  Form of Agreement and Plan of Merger
3.  Written Consent of MST Stockholders
4.  ATMI's Annual Report on Form 10-K for the year ended December 31, 1998
5.  ATMI's latest Quarterly Report on Form 10-Q for the period ended
    June 30, 1999
6.  Form 8-K of ATMI, filed on June 15, 1999
7.  Form 8-K/A of ATMI, filed on July 1, 1999
8. Annual Report of ATMI to Stockholders for the year ended December 31, 1998, with the definitive proxy statement filed in connection with that Annual Report
9.  Certificate of Incorporation of ATMI, as amended
10. Restated By-laws of ATMI
11. Description of Certain Risk Factors Regarding an Investment in ATMI
12. Form of Registration Rights Agreement
13. Form of Escrow Agreement
14. MST Stockholder Representation Letter, with attachments
15. Dissenter's Rights under Delaware Law
16. Fairness Opinion of Duff & Phelps
17. Internal Revenue Service Forms W-8, W-9, and 1001

                                  SCHEDULE 8(q)

                              Employment Agreements

1. Employment Agreement between MST Analytics, Inc. and Byron A. Denenberg dated June 25, 1997;

2. Management Consulting Agreement between MST Micro-Sensor-Technologies GmbH and Byron A. Denenberg dated December 20, 1997;

3. Employment Agreement between FPM Analytics, Inc. and MST Analytics, Inc. and Dr. Peter Robertson dated July 2, 1997;

4. Employment Agreement between FPM Analytics, Inc. and MST Analytics, Inc. and Gordon Frank dated October 30, 1997;

5. Employment Agreement between MST Measurement Systems, Inc. and MST Analytics, Inc. and Paul F. Decker dated September 18, 1997;

6. Employment Agreement between MST Measurement Systems, Inc. and Vining Sherman dated March 8, 1999;

7. Employment Agreement between MST Measurement Systems, Inc. and MST Analytics, Inc. and Nelson Rivera dated June 30, 1997; and

8. Employment Agreement between FPM Analytics, Inc. and MST Analytics, Inc. and Thomas Chatterton dated June 30, 1997